                                SERVICE AGREEMENT

                                 BY AND BETWEEN

                             TOC SPECIALISTS, P.L.,
                      (d/b/a Tallahassee Orthopedic Clinic)

                               TOC SERVICES, INC.
                   (f/k/a Tallahassee Orthopedic Clinic, P.A.)

                                       AND

                             Greg A. Alexander, M.D.
                               David C. Berg, M.D.
                           Richard E. Blackburn, M.D.
                               Donald Dewey, M.D.
                               Mark E. Fahey, M.D.
                               Tom C. Haney, M.D.
                         William D. Henderson, Jr., M.D.
                              Steve E. Jordan, M.D.
                               J. Rick Lyon, M.D.
                              Kris D. Stowers, M.D.
                           Robert L. Thornberry, M.D.
                            Billy C. Weinstein, M.D.
                             Charles H. Wingo, M.D.

                         Dated as of November 12, 1996

                               TABLE OF CONTENTS                          Page
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ARTICLE I.
RELATIONSHIP OF THE PARTIES

      1.1.  Independent Relationship........................................ 1
      1.2.  Responsibilities of the Parties................................. 2
      1.3.  TOC Matters..................................................... 2
      1.4.  Patient Referrals............................................... 2
      1.5.  Professional Judgment........................................... 2

ARTICLE II.
DEFINITIONS

      2.1.  Definitions..................................................... 2

ARTICLE III.
PRACTICE OFFICES FURNISHINGS, EQUIPMENT AND TRADE NAME
TO BE PROVIDED BY COMPANY

      3.1.  Practice Offices................................................ 7
      3.2.  Use of Practice Offices......................................... 8
      3.3.  Furniture, Fixtures and Equipment............................... 8
      3.4.  Tradename....................................................... 8
      4.1.  Formation and Operation of the Policy Board..................... 8
      4.2.  Duties and Responsibilities of the Policy Board................. 8

ARTICLE V.
ADMINISTRATIVE SERVICES TO BE PROVIDED BY COMPANY

      5.1.  Performance of Management Functions............................. 9
      5.2.  Financial Planning and Goals................................... 10
      5.3.  Audits and Financial Statements................................ 10
      5.4.  Inventory and Supplies......................................... 10
      5.5.  Management Services and Administration......................... 10
      5.6.  Personnel...................................................... 13
      5.7.  Events Excusing Performance.................................... 13
      5.8.  Compliance with Law and Business Standards..................... 13
      5.9.  Quality Assurance.............................................. 13
      5.10. New Medical Services and Additional Practice Offices........... 13
      5.11. Collection of Certain Patient Receipts and Payment
            of Clinic Expenses ............................................ 14

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      5.12. Other TOC Accounts............................................. 14


      5.13. Discounts...................................................... 14
      5.14  MRI Services................................................... 14

ARTICLE VI.
OBLIGATIONS OF TOC AND PHYSICIAN OWNERS

      6.1.  Professional Services.......................................... 15
      6.2.  Medical Practice............................................... 15
      6.3.  Employment of Physician Employees.............................. 15
      6.4.  Professional Dues and Education Expenses....................... 16
      6.5.  Professional Insurance Eligibility............................. 16
      6.6.  Events Excusing Performance.................................... 16
      6.7.  Fees for Professional Services................................. 16
      6.8.  Peer Review.................................................... 16
      6.9.  TOC Employee Benefit Plans..................................... 17
      6.10. Credentialing.................................................. 18

ARTICLE VII.
RESTRICTIVE COVENANTS AND ENFORCEMENT

      7.1.  Exclusive Arrangement.......................................... 19
      7.2.  Restrictive Covenants.......................................... 19
      7.3.  Restrictive Covenants By Future Physician Employees............ 20
      7.4.  Rights of Company.............................................. 21
      7.5.  Enforcement.................................................... 21
      7.6.  Modification of Restrictive Covenants.......................... 21

ARTICLE VIII.
FINANCIAL ARRANGEMENTS

      8.1.  Service Fees................................................... 22
      8.2.  Payment of Service Fee......................................... 25
      8.3.  Purchase of Accounts Receivable................................ 26
      8.4.  Payment of Clinic Expenses..................................... 27

ARTICLE IX.
RECORDS

      9.1.  Patient Records................................................ 27
      9.2.  Records Owned by Company....................................... 27

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      9.3.  Access to Records.............................................. 28
      9.4.  Government Access to Records................................... 28

ARTICLE X.
INSURANCE AND INDEMNITY



      10.1. Insurance to be Maintained by TOC.............................. 28
      10.2. Insurance to be Maintained by Company.......................... 28
      10.3. Additional Insureds............................................ 29
      10.4. Indemnification................................................ 29

ARTICLE XI.
TERM, TERMINATION AND RETIREMENT

      11.1. Term of Agreement.............................................. 30
      11.2. Extended Term.................................................. 30
      11.3. Termination by TOC for Cause................................... 30
      11.4. Termination by Company for Cause............................... 31
      11.5. Early Termination by TOC or Company Without Cause Upon
            Eighteenth (18th) Month Anniversary of Agreement............... 32
      11.6. Consequences of TOC Termination................................ 32
      11.7. Closing of Purchase by TOC and Effective Date of Termination... 33
      11.8. Tail Policy.................................................... 33
      11.9. Restrictions Applicable to Physician Owners.................... 33

ARTICLE XII.
DAMAGE AND LOSS; CONDEMNATION

      12.1. Use of Insurance Proceeds...................................... 36
      12.2. Temporary Space................................................ 36

ARTICLE XIII.
REPRESENTATIONS AND WARRANTIES OF TOC AND PHYSICIAN OWNERS

      13.1. Validity....................................................... 37
      13.2. Litigation..................................................... 37
      13.3. Permits........................................................ 37
      13.4. Authority...................................................... 37
      13.5. Compliance with Applicable Law................................. 38
      13.6. Health Care Compliance......................................... 38
      13.7. Fraud and Abuse................................................ 38

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      13.8. TOC Compliance................................................. 38
      13.9. Rates and Reimbursement Policies............................... 39
      13.10.Accounts Receivable............................................ 39
      13.11.Full Disclosure................................................ 41
      13.12.Exhibits....................................................... 41

ARTICLE XIV.
REPRESENTATIONS AND WARRANTIES OF COMPANY

      14.1. Organization................................................... 42
      14.2. Authority...................................................... 42


      14.3. Absence of Litigation.......................................... 42
      14.4. Transactions with Affiliates................................... 42

ARTICLE XV.
COVENANTS OF TOC AND PHYSICIAN OWNERS

      15.1. Merger, Consolidation and Other Arrangements................... 42
      15.2. Necessary Authorizations/Assignment of Licenses and Permit..... 42
      15.3. Transaction with Affiliates.................................... 43
      15.4. Compliance with All Laws....................................... 43
      15.5. Third-Party Payor Programs..................................... 43
      15.6. Change in Business or Credit and Collection Policy............. 43
      15.7. Treatment of Accounts Receivable............................... 43
      15.8. Security Interest.............................................. 44

ARTICLE XVI.
GENERAL PROVISIONS

      16.1. Assignment..................................................... 44
      16.2. Whole Agreement; Modification.................................. 45
      16.3. Notices........................................................ 45
      16.4. Binding on Successors.......................................... 46
      16.5. Waiver of Provisions........................................... 46
      16.6. Governing Law.................................................. 46
      16.7. No Practice of Medicine........................................ 46
      16.8. Severability................................................... 46
      16.9. Additional Documents........................................... 46
      16.10.Attorneys' Fees................................................ 46
      16.11.Time is of the Essence......................................... 46
      16.12.Confidentiality................................................ 46

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      16.13.Contract Modifications for Prospective Legal Events............ 47
      16.14.Remedies Cumulative............................................ 47
      16.15.Language Construction.......................................... 47
      16.16.No Obligation to Third Parties................................. 47
      16.17.Communications................................................. 47

                                SERVICE AGREEMENT

      THIS SERVICE AGREEMENT ("Agreement") dated as of November 12, 1996, by and between TOC SERVICES, INC. (f/k/a Tallahassee Orthopedic Clinic, P.A.), a Florida corporation ("Company"), TOC SPECIALISTS, P.L. (d/b/a Tallahassee Orthopaedic Clinic), a Florida professional limited liability company, ("TOC") and GREG A. ALEXANDER, M.D., DAVID C. BERG, M.D., RICHARD E. BLACKBURN, M.D., DONALD DEWEY, M.D., MARK E. FAHEY, M.D., TOM C. HANEY, M.D., WILLIAM D. HENDERSON, JR., M.D., STEVE E. JORDAN, M.D., J. RICK LYON, M.D., KRIS D. STOWERS, M.D., ROBERT L. THORNBERRY, M.D., BILLY C. WEINSTEIN, M.D. AND CHARLES
H. WINGO, M.D ("Physician Owner[s]"), citizens and residents of Florida.

                              W I T N E S S E T H:

      WHEREAS, Company has been formed to engage in the business of managing medical clinics and providing support services to and furnishing orthopedic care medical practices with the necessary equipment, personnel, supplies and support staff; and

      WHEREAS, TOC and Physician Owners desire to obtain the services of Company in performing such management functions so as to permit TOC and Physician Owners to devote TOC's and Physician Owners' efforts on a concentrated and continuous basis to the rendering of medical services to patients.

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   ARTICLE I.

                           RELATIONSHIP OF THE PARTIES

      1.1. Independent Relationship. TOC, Physician Owners and Company intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Notwithstanding the authority granted to Company herein, Company, TOC, and Physician Owners agree that TOC and Physician Owners shall retain all authority to direct the medical, professional, and ethical aspects of TOC's and Physician Owners' medical practice including but not limited to the admission of new patients and providing care to indigent patients. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party.

      1.2. Responsibilities of the Parties. As more specifically set forth herein, Company shall provide TOC with offices and facilities, equipment,


supplies, certain support personnel, management and financial advisory services. As more specifically set forth herein, TOC shall be responsible for the recruitment and hiring of physicians and all issues related to the professional practice of medicine, medical practice patterns and documentation thereof. Notwithstanding anything herein to the contrary, no "designated health service," as defined in 42 U.S.C. ss. 1395nn, including any amendments or successors thereto, shall be provided by Company under this Agreement.

      1.3. TOC Matters. Matters involving the internal agreements and finances of TOC, including the disposition of professional fee income, tax planning, and investment planning (and expenses relating solely to these internal business matters) shall remain the sole responsibility of TOC.

      1.4. Patient Referrals. The parties agree that the benefits to TOC and Physician Owners hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Company to any of TOC's patients in any facility operated by Company.

      1.5. Professional Judgment. Each of the parties acknowledges and agrees that the terms and conditions of this Agreement pertain to and control the business and financial relationship between and among the parties but do not pertain to and do not control the professional and clinical relationship between and among TOC, Physician Employees, TOC Employees, and TOC's patients. Nothing in this Agreement shall be construed to alter or in any way affect the legal, ethical, and professional relationship between and among TOC, Physician Owners, Physician Employees, and TOC's patients, nor shall anything contained in this Agreement abrogate any right, privilege, or obligation arising out of or applicable to the physician-patient relationship.

                                   ARTICLE II.

                                   DEFINITIONS

      2.1. Definitions. For the purpose of this Agreement, the following definitions shall apply:

      "Account Debtor" means an account debtor or any other Person obligated in respect of an Account Receivable.

      "Accounts Receivable" means, with respect to TOC and except as noted below, all accounts and any and all rights to payment of money or other forms of consideration of any kind now owned or hereafter acquired (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles or otherwise) for goods sold or leased or for services rendered by TOC, including, but not limited to, accounts receivable, proceeds of any letters of credit naming TOC as beneficiary, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any other Person;

provided that, cash, checks and credit card purchases are not included in the definition of Accounts Receivable.

      Accounts Receivable do not include any receivables arising from facility fees earned from the use and operation of TOC's magnetic resonating imaging facilities. All such receivables shall be referred to as "MRI Receivables", and all revenue resulting from such activities shall be deemed "MRI Revenue." Accounts Receivable shall also not include (i) any facility fees arising out of TOC's direct or indirect ownership interest in Tallahassee Orthopaedic Surgery Center, (ii) any revenues or fees generated by any Physician Owner for services provided outside of TOC, including medical directorships, research and development activities, sports affiliations and literary works, or (iii) any revenues generated by any new medical service or additional practice office not acquired by Company pursuant to Section 5.10 below.

      "Affiliate" means, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director, officer or partner of such Person or any Subsidiary of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

      "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations, ordinances and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators, and shall include, without limitation, Health Care Law.

      "Base Service Fee" shall equal [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxx]per year, payable in monthly payments of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxx] in arrears on or before the 15th day of the following month.

      "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Services.

      "Change in Control" shall mean any transaction pursuant to which Company
(a) consummates the sale of substantially all of the assets of Company to an entity which is publicly traded in exchange for voting stock in such publicly traded entity or (b) merges with a publicly traded corporation, entity or corporation or entity controlled by a publicly traded corporation or entity in a transaction where unrelated persons own at least fifty-one percent (51%) of the issued and outstanding securities of the surviving entity or corporation controlling the merged entity.

      "Clinic Expenses" shall have the meaning as defined in Section 8.1.3.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company" shall mean TOC Services, Inc. a Florida corporation, together with its permitted successors and assigns.

      "Company Expenses" shall have the meaning as defined in Section 8.1.7.

      "Designated Leased Employees" shall have the meaning as defined in Section 6.9.1.

      "Disabled" or "Disability" shall mean that a Physician suffers from a mental or physical condition resulting in such Physician Employee's inability to perform the essential functions of his job as required by Section 6.1.1 (and as may be described with greater specificity in written job descriptions prepared and maintained by TOC and approved by the Policy Board) without significant risk to the health or safety of others, even with such reasonable accommodation as may be available under the circumstances, and the Policy Board may reasonably anticipate that such Physician Employee will remain disabled for at least two years following the commencement of such disability.

      "Excluded Expenses" shall have the meaning as defined in Section 8.1.8.

      "Fair Market Value" with respect to Company common stock means (i) the average closing price for the Company common stock as reported on a securities exchange or quoted on a national quotation system, if any, upon which the Company common stock is traded or quoted or (ii) in the event Company's common stock is not traded on any exchange or quoted on a national quotation system, the fair market value of the Company common stock shall be determined by an independent appraiser or investment banker selected by two (2) independent appraisers or investment bankers (one (1) such firm selected by Company and one
(1) such firm selected by the Physician Owner or the Physician Owners as a group (as the case may be)). Such valuation may include the consideration of discounts for marketability, minority ownership and other discounts usual and customary in the valuation process. Unless otherwise specified herein, the cost of any appraisal shall be borne equally by Company and the Physician Owner or the Physician Owners as a group (as the case may be).

      "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the historic practices used by Company or TOC as applicable.

      "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, board, body, agency, bureau or entity or any arbitrator with authority to bind a party at law.

      "Governmental Receivables" means an Account Receivable of TOC which (i) arises in the ordinary course of business of TOC, (ii) has as its Third-Party Payor the United States of America or any state or any agency or instrumentality of the United States of America or any state which makes any payments with respect to Medicare or Medicaid or with respect to any other program (including CHAMPUS) established by federal or state law, and (iii) is required by federal or state law to be paid or to be made to TOC as a healthcare provider. Governmental Receivables shall not, however, refer to amounts payable by private insurers under contract to provide benefits under the Federal Employee Health Benefit Program.

      "Governmental Rules and Regulations" shall have the meaning as defined in
Section 13.7.

      "Health Care Law" means any Applicable Law regulating the acquisition, construction, operation, maintenance or management of a health care practice, facility, provider or payor, including without limitation, 42 U.S.C. ss.1395nn and 42 U.S.C. ss. 1320a-7b.

      "Lease" shall mean the Leases and the New Leases, including all amendments thereto, described in Section 3.1 hereof.

      "Leased Premises" shall mean the real property described in the Lease.

      "Lender" shall have the meaning as defined in Section 7.2.1.

      "Main Office" shall mean the Leased Premises at 3334 Capital Medical Blvd., Tallahassee, Florida 32300 and all equipment and facilities owned or operated by Company and utilized by TOC or any of its employees within said Leased Premises.

      "Medicaid" means any state program pursuant to which health care providers are paid or reimbursed for care given or goods afforded to indigent persons and administered pursuant to a plan approved by the Health Care Financing Administration under Title XIX of the Social Security Act.

      "Medicare" means any medical program established under Title XVIII of the Social Security Act and administered by the Health Care Financing
Administration.

      "Merger" shall mean the acquisition of Company pursuant to the Merger Agreement.

      "Merger Agreement" means that certain Merger Agreement, dated November 12, 1996 by and between Company, Special Care Network, Inc. ("SCN") and Physician Owners.

      "Merger A/R" means the accounts receivable acquired from Company by SCN pursuant to the Merger Agreement.

      "Necessary Authorizations" means with respect to TOC, all certificates of need, authorization, certifications, consents, approvals, permits, licenses,


notices, accreditations and exemptions, filings and registrations, and reports required by Applicable Law, including, without limitation, Health Care

Law, which are required, necessary or reasonably useful to the lawful ownership and operation of TOC's business.

      "New Lease" shall have the meaning as defined in Section 3.1.

      "Office Locations" shall have the meaning as defined in Section 3.1.

      "Person" shall mean an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof including, without limitation, Third-Party Payors.

      "Physician Employees" shall mean the term as defined in Section 8.1.6.

      "Physician Extender Employees" shall mean the term as defined in Section 8.1.5.

      "Physician Owners" shall mean those Physician Employees who own an interest, directly or indirectly, in the equity of TOC.

      "Plans" shall have the meaning as defined in Section 6.9.1.

      "Policy Board" shall mean a board established pursuant to Section 4.1.

      "Practice Net Revenue" shall mean the term as defined in Section 8.1.1.

      "Practice Offices" shall mean (i) the Main Office and (ii) the Satellite Offices.

      "Professional Services Revenue" shall mean the term as defined in Section 8.1.2.

      "Purchase Price" shall mean the term as defined in Section 8.4.2.

      "Purchased A/R" means, with respect to TOC, the Accounts Receivable purchased pursuant to Section 8.3 of this Agreement.

      "TOC Operating Account" shall mean that certain operating account established by TOC at a bank selected by TOC in TOC's sole discretion as more fully described in Section 5.11.

      "TOC Plan" shall mean the term as defined in Section 6.9.1.

      "Satellite Office" shall mean the location at which one or more of TOC's employees provide services as described on Exhibit 2.1 and all equipment and facilities owned or operated by Company and utilized by any of said persons at such location.



      "Settlement Date" shall mean the term as defined in Section 8.3.3.

      "Service Agreement" means this Agreement.

      "Subsidiary" means a Person of which an aggregate of 51% or more of the voting stock of any class or classes or 51% or more of other voting or equity interests is owned of record or beneficially by another Person, or by one or more Subsidiaries of such Person.

      "Substitute Physician(s)" shall mean the term as defined in Section 11.9.1(b).

      "Technical Employees" shall mean the term as defined in Section 8.1.4.

      "Third-Party Payors" means each Person which makes payment under a Third-Party Payor Program, and each Person which administers a Third-Party Payor Program.

      "Third-Party Payor Programs" means Medicare, Medicaid, CHAMPUS, insurance provided by Blue Cross and/or Blue Shield, managed care plans, and any other private health care insurance programs and employee assistance programs as well as any future similar programs.

                                  ARTICLE III.

             PRACTICE OFFICES FURNISHINGS, EQUIPMENT AND TRADE NAME
                            TO BE PROVIDED BY COMPANY

      3.1. Practice Offices. (a) Company has leasehold interests as lessee arising out of the leases described on Exhibit 3.1 (the "Leases") and relating to certain offices and locations which comprise the principal location of TOC's administrative and medical offices ("Main Office") and a satellite office ("Satellite Office") as identified on Exhibit 3.1 (collectively the "Office Locations"). Copies of the Leases are attached hereto as Exhibit 3.1.

      (b) Company agrees to provide offices and facilities necessary and suitable for an orthopedic, neurology and family medicine medical practice at the Office Locations (or at comparable facilities on the termination of the Leases) to TOC. If any Leases are terminated by their terms, Company shall enter into a lease of a new facility comparable to the Office Location whose lease is terminated (the "New Lease") with the consent of the Policy Board. Company shall not enter into a lease for a new Main Office or Satellite Office for TOC without the approval of the Policy Board.

      (c)  TOC agrees to comply with all terms and provisions of the Leases.

      3.2. Use of Practice Offices. Neither Company nor TOC shall use or occupy the Main Office or Satellite Offices for any purpose which is prohibited by the Leases, by this Agreement or which is directly or indirectly forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property, or which would increase the fire and extending coverage insurance rate in any Practice Office or contents.

      3.3. Furniture, Fixtures and Equipment. Company agrees to provide all furniture, furnishings, fixtures, medical and other equipment necessary and suitable for an orthopaedic, neurology and family medicine medical practice at each Office Location.

      3.4. Tradename. Company shall license to TOC during the term of this Agreement the trade name "Tallahassee Orthopaedic Clinic."

                                   ARTICLE IV.

                           DUTIES OF THE POLICY BOARD

      4.1. Formation and Operation of the Policy Board. The parties shall establish a Policy Board which shall be responsible for developing management and administrative policies for the overall operation of any Practice Office. The Policy Board shall consist of six (6) members. Company shall designate, in its sole discretion, three (3) members of the Policy Board. TOC shall designate, in TOC's sole discretion, three (3) members of the Policy Board. Any matter decided by a majority of the members of the Policy Board shall constitute the decision of the Policy Board with respect to the matter. Governance issues affecting the Policy Board shall be addressed in accordance with the rules set forth in Exhibit 4.1.

      4.2. Duties and Responsibilities of the Policy Board. The Policy Board shall have the following duties and obligations:

      4.2.1. Capital Improvements and Expansion. The Policy Board shall review all requests by TOC for any renovations, capital improvements, expansions and new and replacement equipment purchases or leases. The Policy Board shall determine whether such expenditures are appropriate based upon economic feasibility, physician support, productivity, market conditions, and the annual budget formulated pursuant to this Agreement. If the Policy Board determines that the acquisition of additional or replacement equipment or facilities is appropriate, then Company shall use its best efforts to arrange for the financing and acquisition of the property.

      4.2.2. Annual Budgets. All annual capital and operating budgets prepared by Company in accordance with Section 5.2 of this Agreement, shall be subject to the prior review and approval of the Policy Board.

      4.2.3. Marketing. All advertising and other marketing of the services performed at any Practice Office shall be subject to the prior review and approval of the Policy Board.

      4.2.4. Patient Fees; Collection Policies. As a part of the annual operating budget in consultation with TOC and Company, to the extent allowed by Applicable Law, the Policy Board shall review and advise TOC as to an appropriate fee schedule for all physician and ancillary services rendered by TOC, which fee schedule shall ultimately be determined by TOC in TOC's sole discretion. In addition, the Policy Board shall approve the credit collection policies of TOC.

      4.2.5. TOC and Payor Relationships. Decisions regarding the establishment or maintenance of relationships with institutional health care providers and payors, or with parties under arrangements for setting up new Satellite Offices of TOC in the future, shall be made by the Policy Board in consultation with TOC.

      4.2.6. Strategic Planning. The Policy Board shall develop long-term strategic planning objectives.

      4.2.7. Capital Expenditures. The Policy Board shall determine the priority of major capital expenditures including the procurement of any new or additional office space for Practice Offices.

      4.2.8. Restrictive Covenants for Physician. The approval of the Policy Board shall be required for any variations to the restrictive covenants prescribed for any physician employment contract as set forth in Article VII or
Exhibit 11 of this Agreement.

      4.2.9. Grievance Referrals. The Policy Board shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by the Physician Employees.

                                   ARTICLE V.

                ADMINISTRATIVE SERVICES TO BE PROVIDED BY COMPANY

      5.1. Performance of Management Functions. Company shall manage the day-to-day operations of the Main Practice Office and any Satellite Offices in a business-like manner. Company shall provide or arrange for the services set forth in this Article V, the cost of all of which shall be included in Clinic Expenses. Company is hereby expressly authorized to perform its services hereunder in whatever manner it deems reasonably appropriate to meet the day-to-day requirements of Practice Office operations in accordance with the general standards approved by the Policy Board and to maintain the lease agreements for each of the Practice Offices, including, without limitation, performance of some of the business office functions at locations other than the Main Practice Office. TOC will not act in a manner which would prevent Company from efficiently managing the day-to-day operations of the Main Practice Office and maintaining the operations of the Satellite Offices in a business-like manner.

      5.2. Financial Planning and Goals. Subject to Section 4.2.2. of this Agreement, Company shall prepare annual capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, and sources and uses of capital for growth in TOC's practice and medical services rendered at the


Practice Office. Said budgets shall reflect amounts, if any, allocated for capital purchases, improvements, expansion and any new leasing arrangements. Thereafter, but no later than thirty (30) days prior to the end of the fiscal year, the Policy Board shall approve a budget for the upcoming fiscal year. The budget, as described in Section 4.2.2., shall be binding upon Company and TOC. Company shall consult with TOC and the Policy Board in the preparation of all budgets.

Company and TOC acknowledge and agree that once a budget has been approved, neither Company nor TOC shall make expenditures or incur expenses in excess of budgeted amounts without the prior approval of the Policy Board.

      5.3. Audits and Financial Statements. Company shall prepare annual financial statements for the operations of TOC and, in its sole discretion, may cause the financial statements to be audited by a certified public accountant selected by Company. TOC shall cooperate fully in such audit. The cost of such audit shall be included in Clinic Expenses. If Company elects to have the financial statements audited by a certified public accountant with a big six accounting firm, the resulting audited financial statements shall be binding on TOC and Company. If Company elects not to have TOC's financial statements so audited, TOC shall have the option to obtain such an audit, by a certified public accountant with a mutually acceptable accounting firm. Company shall fully cooperate in such audit. The cost of such audit shall be included in Clinic Expenses. In such event, Company and TOC shall be bound by the resulting audited financial statements. All parties shall be entitled to copies of any information provided to or by the auditors by or to any party. Additionally, Company shall prepare monthly unaudited financial statements containing a balance sheet and statements of income from Practice Office operations, and such other matters as TOC may reasonably request which shall be delivered to TOC within thirty (30) business days after the close of each calendar month.

      5.4. Inventory and Supplies. Except as limited by Section 5.11, Company shall order and purchase inventory and supplies and such other ordinary, necessary or appropriate materials which Company shall deem to be necessary in the operation of the Practice Offices and which are requested by TOC and are within the budget for the applicable fiscal period. Company shall not purchase inventory, goods or supplies from any Affiliate of Company without approval of the Policy Board and after full disclosure of all terms to the Policy Board.

      5.5. Management Services and Administration.

      5.5.1. TOC hereby appoints Company as TOC's sole and exclusive manager and administrator of all day-to-day business functions. TOC agrees that the purpose and intent of this Agreement is to relieve TOC and Physician Employees to the maximum extent possible of the administrative, accounting, personnel and business aspects of their practice, with Company assuming responsibility and being given all necessary authority to perform these functions. Company agrees that TOC and only TOC will perform the medical functions of TOC's practice. Company will have no authority, directly or indirectly, to perform, and will not perform, any medical function. Company may, however, advise TOC as to the relationship between TOC's performance of medical functions and the overall administrative and business functioning of TOC's practice. To the extent that a Company employee assists Physician Employees in performing medical functions, such employees shall be subject to the professional direction and supervision of Physician Employees and in the performance of such medical functions shall not be subject to any direction or control by, or liability to, Company, except as may be specifically authorized by Company.

      5.5.2. Subject to the restrictions of any Health Care Law, Company shall, on behalf of TOC, bill patients and collect the professional fees for medical services rendered by TOC, any Physician Employee, any Technical Employee and any Physician Extender Employee, regardless of when or where such services are rendered. All billings for Physician Employee's services shall be made in the name of and under the provider number of TOC. TOC hereby appoints Company to be TOC's true and lawful attorney-in-fact, for the following purposes: (i) to bill patients, insurers, healthcare plans, and other third-party payors on behalf of patients in TOC's name and on TOC's behalf; (ii) to collect Accounts Receivable resulting from such billing in TOC's name and on TOC's behalf; (iii) to receive payments from insurance companies, prepayments from health care plans, and all other Third-Party Payors; (iv) to take possession of and endorse in the name of TOC (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of Accounts Receivable; and (v) to initiate legal proceedings in the name of TOC to collect any accounts and monies owed to TOC or any Physician Employee, to enforce the rights of TOC as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by any Governmental Authority (or its fiscal intermediaries) as Third-Party Payors. Except for cash proceeds from the collection of Accounts Receivable purchased from TOC by Company, Company shall deposit any cash receipts collected on behalf of TOC into the TOC Operating Account described in Section 5.11.

      5.5.3. Company shall design, supervise and maintain possession of all files and records relating to the operation of TOC, including but not limited to accounting, billing, patient medical records (which patient medical records shall remain the property of TOC), and collection records. While the Company shall maintain custody, patient medical records shall at all times be and remain the property of TOC and shall be located at the Practice Offices so that they are readily accessible for patient care. The Physician Employees shall have the obligation to oversee the preparation and maintenance of patient medical records, and to provide such medical information as shall be necessary and appropriate to the records' clinical function and to sustain and ensure the availability of Third-Party Payor reimbursement for services rendered. The management of all files and records shall comply with applicable state and federal statutes. Company shall preserve the confidentiality of patient medical records and use information contained in such records only as permitted by law, to the extent necessary to perform the services set forth herein.

      5.5.4. Company shall supply to TOC necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services,


medical transcribing services and any other ordinary, necessary or appropriate service for the operation of the Practice Offices.

      5.5.5. Subject to the approval of the Policy Board, Company shall design and implement an adequate and appropriate public relations program on behalf of TOC, with appropriate emphasis on public awareness of the availability of services at the Practice Offices. The public relations program shall be conducted in compliance with Applicable Law and regulations governing advertising by the medical profession and applicable canons of principles of professional ethics of TOC and Physician Employees of TOC.

      5.5.6. Company shall provide the data necessary for TOC to prepare TOC's annual income tax returns. Company shall have no responsibility for the preparation of TOC's federal or state income tax returns or the payment of such income taxes. Company shall prepare or cause to be prepared on TOC's behalf, necessary employment tax returns. TOC shall be obligated to pay any taxes due on such employment tax returns with respect to the Physician Owners.

      5.5.7. Company shall assist TOC in recruiting additional physicians, carrying out such administrative functions as may be appropriate, such as advertising for and identifying potential candidates, obtaining credentials, and arranging interviews; provided, however, TOC shall interview and make the ultimate decision as to the suitability of any physician or other professional clinical employee to become employed and to remain associated with TOC. All physicians recruited by Company and accepted by TOC shall be the sole employees of TOC, to the extent such physicians are hired as employees.

      5.5.8. Company shall negotiate managed care contracts on behalf of TOC and shall administer all managed care contracts in which TOC participates. TOC, at its discretion, shall have the right to enter into or reject such contracts negotiated by Company.

      5.5.9. TOC shall have the authority to arrange for legal and accounting services relating to matters other than day-to-day management of TOC; such other matters including but not limited to issues relating to TOC governance issues, compensation of Physician Owners, and issues which arise between TOC and Company; provided, however, such fees shall be considered Excluded Expenses.

      5.5.10. Company shall provide for the proper cleanliness of the Leased Premises, and maintenance and cleanliness of the equipment, furniture and furnishings located upon such Leased Premises.

      5.5.11. Upon receipt of dues, statements or license notices from the Physician Employees, Company shall make payment for the cost of professional licensure fees and board certification fees of physicians associated with TOC.

      5.5.12. Company shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 10.1.



      5.6. Personnel. After Company (or a subsidiary of Company) has obtained a license from the Florida Department of Business and Professional Regulation to offer staff leasing services pursuant to Chapter 402 of the Florida Statutes Annotated (prior to Company having obtained such license, the employees referenced in this sentence shall be employees of TOC), Company shall provide non-physician professional support (administrative personnel, clerical, secretarial, bookkeeping and collection personnel) reasonably necessary for the conduct of the operations at the Practice Offices.

Company shall determine and cause to be paid the salaries and fringe benefits of all such personnel. Such personnel shall be employees of Company, with those personnel performing patient care services subject to the professional direction and supervision of Physician Employees. If TOC is dissatisfied with the services of any person, TOC shall consult with Company. Company shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of Company's obligations regarding staff shall be governed by the overriding principle and goal of providing quality medical care. Employee assignments shall be made to assure consistent and continued rendering of quality medical support services and to ensure prompt availability and accessibility of individual medical support staff to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support staff. If TOC disagrees with an assignment, TOC may appeal such assignment to the Policy Board. Company shall maintain established working relationships wherever possible and Company shall make every effort consistent with sound business practices to honor the specific requests of TOC with regard to the assignment of Company's employees.

      5.7. Events Excusing Performance. Company shall not be liable to TOC or Physician Owners for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Company has no control for so long as such events continue, and for a reasonable period of time thereafter.

      5.8. Compliance with Law and Business Standards. Company shall comply with Applicable Law, including without limitation, Health Care Law, including without limitation, federal, state, and local laws and regulations affecting billing and reimbursement, referrals, patient privacy and confidentiality, and management of hazardous materials and infectious waste. Company shall discharge its obligations under this Agreement consistent with applicable business and industry standards and practices.

      5.9. Quality Assurance. Company shall assist TOC in fulfilling TOC's obligations to patients to maintain professionally recognized quality of medical and professional services.

      5.10. New Medical Services and Additional Practice Offices. If TOC desires to have a new medical service provided at any of the Practice Offices or desires to establish a new clinic, a proposal of such service or the establishment of such new clinic shall be submitted to the Policy Board. Should the Policy Board approve the expansion of service or the establishment of such new clinic, Company, at its option, shall have the exclusive right to provide services necessary to support TOC in TOC's delivery of such new medical services at the Practice Office or new clinic, as applicable; provided, however, if the type of service is an ancillary service that would be improper under any rules, regulations or laws for Company to offer to TOC patients, then Company shall not have the option to provide such service. Should Company decline to provide the necessary support service for the new service or new clinic, TOC shall be entitled to perform such service at TOC's own expense and the revenues therefrom shall not be included in the calculation of Company's service fees under Article VIII of this Agreement; provided, however, that Company shall have the option to assume performance of the necessary support services for providing such new service or new clinic by buying out TOC's investment in the service, at an amount equal to the greater of: (i) TOC's Book Value as of the date of such purchase of all of the assets owned by TOC and used in connection with the operation of such new service or new clinic, or (ii) an amount equal to TOC's net income from the investment, based on the twelve (12) months' operations immediately preceding the date of purchase (and if less than twelve (12) months of operations have occurred the actual net income from the investment on an annualized basis) multiplied by five (5). For purposes of this Section 5.10, Book Value and net income shall be determined on the basis of GAAP.

      5.11. Collection of Certain Patient Receipts and Payment of Clinic Expenses. TOC agrees to establish and maintain a bank account, which shall be referred to as the TOC Operating Account, for the purpose of (a) depositing proceeds from the sale of TOC's Accounts Receivable pursuant to Section 8.3 and
(b) paying (i) any Service Fees owed pursuant to Article VIII of this Agreement,
(ii) expenses which are solely the obligation of TOC (Excluded Expenses), and
(iii) compensation or distributions to Physician Owners, and the distributions shall be made in that order of payment. TOC shall retain control of the account but shall designate a Company employee as a signatory on the TOC Operating Account. After the payment of any Service Fees owed pursuant to Article VIII of this Agreement, and expenses which are solely the obligation of TOC, TOC may withdraw amounts for distributions to Physician Owners.

      5.12. Other TOC Accounts. TOC shall have the right to open or create bank accounts in addition to the TOC Operating Account described in Section 5.11 of this Agreement.

      5.13. Discounts. All discounts on purchases made by Company on behalf of TOC shall be passed on to TOC.

      5.14 MRI Services. At the request of TOC, Company will bill and collect the MRI Receivables. All such collections shall be deposited in a separate bank account of TOC designated as the "MRI Account." Also, at the request of TOC, Company will provide services to maintain the payroll records and accounting for all full-time Technical Employees who provide only MRI Services and will pay all employee related expenses thereto from funds deposited in the MRI Account. Company shall also furnish to TOC a portion of the Main Office sufficient for TOC to provide MRI Services. In exchange for these services, TOC will pay to Company, in arrears, on the 15th day of each month, a fee equal to [xxxxxxxxxxxxxxxxxxxxxxx] of the prior month's collection of MRI Receivables. TOC Revenue and fees generated from MRI Services and collections of MRI Receivables shall be kept separate from, and not commingled with, TOC's other practice revenues and collections and TOC's Accounts Receivable.

                                   ARTICLE VI.

                     OBLIGATIONS OF TOC AND PHYSICIAN OWNERS

      6.1. Professional Services.

      6.1.1. TOC, its Physician Owners and Physician Employees shall provide professional services to patients.

      6.1.2. TOC, its Physician Owners and Physician Employees shall provide the professional services to patients in compliance at all times with ethical standards, laws and regulations applying to TOC's professional practice. TOC shall also make all reports and inquiries to any state or federal data bank (including the National Practitioners Data Bank) required by Applicable Law. TOC shall use its best efforts to determine that each Physician Employee, each Physician Extender Employee and Technical Employee associated with TOC who provides medical care to patients of TOC is licensed by the state or states in which he or she renders professional services. If any disciplinary or medical malpractice action is initiated against any such individual, TOC shall immediately provide Company with copies of any third-party documents (not otherwise privileged) served on TOC or letters delivered to TOC. Such information shall be deemed confidential information and shall, notwithstanding such disclosure, remain subject to all privileges and immunities provided by Applicable Law. Company shall take all steps reasonably necessary to assure that such privileges and immunities remain intact. TOC shall carry out a program to monitor the quality of medical care practiced at the Practice Offices to promote a high quality of medical care.

      6.2. Medical Practice. TOC shall use and occupy the Practice Offices exclusively for the practice of medicine and shall comply with all Applicable Law and standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Main Office shall be conducted solely by physicians or medical practitioner associated with TOC, and no other physician or medical practitioner shall be permitted to use or occupy the Main Office without the prior written consent of Company.

      6.3. Employment of Physician Employees. TOC shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of Physician Employees, although at the request of TOC, Company shall consult with TOC respecting such matters. TOC shall be responsible, subject to Section 8.4, for the payment of such Physician Employees' salaries and wages, payroll taxes, Physician Employee benefits and all other taxes and charges now or hereafter applicable to them. With respect to physicians, TOC shall only employ and contract with licensed physicians meeting applicable credentialing guidelines established by TOC.

      6.4. Professional Dues and Education Expenses. Except to the extent provided in Section 8.1.3(k), Physician Owners shall be solely responsible for the cost of membership in professional associations and the cost of continuing professional education. TOC shall ensure that each Physician Employee participates in such continuing medical education as is necessary for such physician to remain licensed.

      6.5. Professional Insurance Eligibility. TOC shall cooperate in the obtaining and retaining of professional liability insurance by assuring that all Physician Employees are insurable and participating in an on-going risk management program.

      6.6. Events Excusing Performance. TOC and Physician Owners shall not be liable to Company for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which TOC has no control for so long as such events continue, and for a reasonable period of time thereafter.

      6.7. Fees for Professional Services. TOC shall be solely responsible for legal, accounting and other professional services fees (Excluded Expenses) incurred by TOC, except for legal, accounting, and other professional service fees incurred by TOC in the ordinary course of its business as determined by the Policy Board.

      6.8. Peer Review. TOC agrees to cooperate with Company in establishing a system of peer review within and among the provider practices as necessary to obtain provider contracts. In connection therewith, TOC agrees to assist in the formulation of provider guidelines for each treatment or surgical modality, and agrees to abide by said guidelines, and further agrees to submit to periodic reviews by a third party to monitor compliance with said guidelines. TOC acknowledges that the establishment of provider guidelines may be necessary to obtain PPO, HMO, IPA and other similar provider contracts, both private and government funded. To the extent that said provider guidelines must be filed or registered with any Third-Party Payor, TOC agrees to cooperate with Company in making such filings or registrations. It is agreed and acknowledged that all such peer review guidelines shall be established and monitored by medical personnel on the staff of TOC and other practices that are part of the peer review process, and shall not be promulgated, established or enforced independently by Company. To the extent possible, all information obtained through the peer review process shall remain confidential and the parties shall take all steps reasonably necessary to assure that all privileges and immunities provided by Applicable Law remain intact.

      6.9. TOC Employee Benefit Plans.



      6.9.1. Effective as of the date of the closing under the Merger Agreement, TOC shall assume the tax-qualified retirement plan(s) described on Exhibit 6.9.1 (the "TOC Plan") and amend the TOC Plan to provide that employees of Company who are classified as "leased employees" (as defined in Code Section 414(n)) of TOC shall be treated as TOC employees for purposes described in Code Section 414(n)(3). Not less often than annually, TOC and Company shall agree upon and identify in writing those individuals to be classified as leased employees of TOC (the "Designated Leased Employees"). TOC and Company shall establish mutually agreeable procedures with respect to the participation of Designated Leased Employees in the TOC Plan. Such procedures shall be designed to avoid the tax disqualification of the TOC Plan, similar plans of any other practices managed by Company similarly situated and any plan adopted by Company (collectively, the "Plans").

      6.9.2. If the Policy Board determines that the relationship between Company and TOC (and any other practices managed by Company similarly situated) constitutes an "affiliated service group" (as defined in Code Section 414(m)), Company and TOC shall take such actions as may be necessary to avoid the tax disqualification of the Plans. Such actions may include the amendment, freeze, termination or merger of the TOC Plan. Company and TOC intend that all possible actions be taken by Company and TOC to retain the TOC Plan, including, but not limited to, applying applicable tax qualification testing to the TOC Plan as part of an affiliated service group including Company.

      Company and TOC intend that all reasonable actions be taken by Company and TOC to retain the TOC Plan as an active plan, including, but not limited to, applying applicable tax qualification testing to the TOC Plan as part of an affiliated service group including Company. Company agrees to explore such options as may be suggested by TOC's advisors to retain the TOC Plan as an active plan. The TOC Plan shall be converted to a non-active plan either by amendment, freeze, termination or merger, only if no other reasonable option exists for retaining the TOC Plan as an active plan. In the event Company and TOC disagree with respect to any proposed action regarding the TOC Plan, the Policy Board must approve such action before TOC shall be required to take such action.

      6.9.3. The Plans described on Exhibit 6.9.1 attached hereto are approved by Company. TOC shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") without the consent of Company. In addition, TOC shall not offer any retirement benefits or make any material retirement payments other than under the TOC Plan to any stockholder of TOC without the express written consent of Company. Except as otherwise required by law, TOC shall not materially amend, freeze, terminate or merge the TOC Plan without the express written consent of Company. In the event of either of the foregoing, Company's consent shall not be withheld if such action would not jeopardize the qualification of any of the Plans. TOC agrees to make such changes to the TOC Plan, including the amendment freeze, termination or merger of the TOC Plan, as may be approved by the Policy Board and Company but only if such changes are necessary to prevent the disqualification of any of the Plans, and only if such changes comply with Section 6.9.2 if TOC and Company are members of an affiliated service group.

      6.9.4. Expenses incurred in connection with the TOC Plan or other TOC employee benefit plans, including, without limitation, the compensation of counsel, accountants, corporate trustees, and other agents shall be included in Clinic Expenses.

      6.9.5. The contribution and administration expenses for the Designated Leased Employees shall be included in TOC's operating budget. TOC and Company shall not make employee benefit plan contributions or payments to TOC for their respective employees in excess of such budgeted amounts unless required by law or the terms of the TOC Plan. Company shall make contributions or payments with respect to the TOC Plan or other TOC employee benefit plans, as a Clinic Expense, on behalf of eligible Designated Leased Employees, and other eligible TOC employees. In the event a TOC Plan or other TOC employee benefit plan is terminated, Company shall be responsible, as a Clinic Expense, for any funding liabilities related to eligible Designated Leased Employees; provided, however, Company shall only be responsible for the funding of any liability accruing after the date of the Merger Agreement.

      6.9.6. Company shall have the sole and exclusive authority to adopt, amend or terminate any employee benefit plan for the benefit of its employees, regardless of whether such employees are Designated Leased Employees, unless such actions would require the amendment, freeze or termination of the TOC Plan to avoid disqualification of the TOC Plan, in which case any such action would be subject to the express prior written consent of the Policy Board. Company shall have the sole and exclusive authority to appoint the trustee, custodian and administrator of any such plan.

      6.9.7. In the event that any "employee welfare benefit plan" (as defined in ERISA Section 3(l)) maintained or sponsored by TOC must be amended, terminated, modified or changed as a result of TOC or Company being deemed to be a part of an affiliated service group, the Policy Board will replace such plan or plans with a plan or plans that provides those benefits approved by the Policy Board. It shall be the goal of the Policy Board in such event to provide substantially similar or comparable benefits if the same can be provided at a substantially similar cost to the replaced plan.

      6.10. Credentialing. To the extent permitted by applicable law, Company shall assist TOC in the credentialing of each Physician Employee, each Technical Employee and each Physician Extender Employee.

                                  ARTICLE VII.

                      RESTRICTIVE COVENANTS AND ENFORCEMENT



      The parties recognize that the services to be provided by Company shall be feasible only if TOC operates an active medical practice to which both TOC and the physicians associated with TOC devote their full time and attention. To that end:

      7.1. Exclusive Arrangement. During the term of this Agreement, Company shall be TOC's and Physician Owners' sole provider of the management services described in this Agreement and neither TOC, Physician Owners nor any of TOC's or Physician Owners' employees shall provide such management services during the term of this Agreement. TOC and the Physician Owners agree that during the term of this Agreement, neither TOC nor Physician Owners will enter into any similar agreements with any physician practice management company or entity. TOC and the Physician Owners further agree that during the term of this Agreement, they will not engage, directly or indirectly, as a principal owner, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), partner, joint venturer, agent, equity owner, or in any other capacity whatsoever, in any corporation, partnership, joint venture, or other business association or entity that provides management services of the nature provided by Company pursuant to this Agreement, within Leon County, Florida or contiguous counties or any location within seventy-five (75) miles of the Main Clinic or any future facility that replaces the Main Clinic (wherever located) or any Satellite Office utilized by TOC at any time during the term of this Agreement.

      7.2. Restrictive Covenants.

      7.2.1. By Current Physician Employees. TOC shall obtain and enforce formal agreements from current Physician Employees, other than Physician Extender Employees and Technical Employees, pursuant to which the Physician Employees agree not to establish, operate or provide professional medical services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by TOC, except on TOC's behalf, within Leon County, Florida or contiguous counties or any location within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of the Main Office or any future facility that replaces the Main Office (wherever located at such time) or any Satellite Office at the time of termination of employment with TOC and for a period of twenty-four (24) months after any termination of employment with TOC. Such agreements shall be a condition to employment and shall be in a form satisfactory to Company and shall provide that Company is a third-party beneficiary to such agreements and that such third-party beneficiary rights may be assigned to Company's lender ("Lender"). This Section 7.2 shall relate solely to Physician Employees who are not also Physician Owners.

      7.2.2. By Current and Future Physician Owners. On the earlier of one hundred eighty (180) days from the effective date of this Agreement, or on thirty (30) days after written request by Company, which written request includes a reasonable explanation or basis for the request, TOC shall obtain and enforce formal restrictive covenants with current and future Physician Owners, the terms of which shall be substantially similar to the provisions of Exhibit
11. Such agreements shall provide that Company is a third-party beneficiary to such agreements. TOC agrees to enforce the restrictive covenants. The cost and expense of such enforcement shall be a Clinic Expense, and all damages and other amounts recovered thereby shall be included in Professional Services Revenue. In the event that after a request by Company, TOC does not pursue any remedy that may be available to it by reason of a breach or default of a restrictive covenant, upon the request of Company, TOC shall assign to Company such causes of action and/or other rights it has related to such breach or default and shall cooperate with and provide reasonable assistance to Company with respect thereto; in which case, all costs and expenses incurred in connection therewith shall be borne by Company and shall be included in Company Expenses, and Company shall be entitled to all damages and other amounts recovered thereby. The above described restrictive covenants between TOC and Physician Owners shall be in addition to and not in place of the restrictive covenants described in Exhibit 11 between Company and the Physician Owners.

      7.2.3. Limitation on Restrictive Covenants. Neither the foregoing restrictive covenants nor the restrictive covenants set forth in Exhibit 11 shall limit or prevent Physician Owners or Physician Employees from (i) teaching at any educational institution and from attending patients as a part of

Physician Owner's duties as are normal and customary for such faculty position; provided, however, such services must be incident to the academic/teaching aspects of the institution and not incident to the regular examination of patients for a fee whether billed in the name of the institution or the name of the Physician Owner; (ii) authoring text books, research papers, newspaper, radio, television, or other medical advice; (iii) engaging in research and development the material components of which do not constitute medical practice management; (iv) providing medical services, other than surgery, on behalf of and as an employee or agent of a qualified I.R.C. ss. 501(c)(3) nonprofit organization, governmental agency or educational institution (other than a hospital or health care provider of any type); (v) providing professional medical services in fields other than neurology or orthopedics, and (vi) serving as a medical director of any organization offering medical care, but not providing clinical services involving surgery.

      7.3. Restrictive Covenants By Future Physician Employees. TOC shall obtain and enforce formal agreements from each future Physician Employee other than Physician Extender Employees and Technical Employees, hired or contracted, pursuant to which such physicians agree not to establish, operate or provide professional medical services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by TOC except on TOC's behalf, within Leon County, Florida or contiguous counties or any location within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of the Main Office or any future facility that replaces the Main Office (wherever located at such time) or any Satellite Office at the time of termination of said Physician Employee's contract with TOC and for a period of twenty-four (24) months thereafter. Such agreements shall be a condition to employment and shall be in a form satisfactory to Company and shall provide that Company is a third-party beneficiary to such agreements and that such third-party beneficiary rights may be assigned to any Lender. This Section 7.3 shall relate solely to Physician Employees who are not also Physician Owners. The terms and conditions of Exhibit 11 shall govern restrictive covenants relating to Physician Owners.

      7.4. Rights of Company. Except as limited below, Company shall at all times during the term of this Agreement and thereafter have the right to enter into additional service agreements with other physicians and practices regardless of where such physicians and/or practices are located providing for management services and facilities to such physicians and/or practices. Notwithstanding the foregoing, and except as set forth in Section 11.9.3, in the event that Company desires to enter into a Service Agreement with another practice located within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of TOC's Main Office or any Satellite Office or any new office established pursuant to Section
5.10 above, or develop, purchase, own or operate a surgery center or MRI facility or new service established pursuant to Section 5.12 above within such radius, then the Policy Board must first approve Company entering into such agreement or developing a surgery center or MRI facility or new service established pursuant to Section 5.12 above.

      7.5. Enforcement. TOC and the Company acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this
Article VII shall be inadequate, offended party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of
Article VII relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under Applicable Law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article VII. In addition, breach of the provisions of this Article VII may trigger certain rights of Company to redeem a Physician Owner's Company common stock pursuant to the terms of Article VIII of that certain stockholders agreement between Company and its stockholders (the "Stockholders Agreement").

      7.6. Modification of Restrictive Covenants. Upon the termination of employment of a Physician Owner or Physician Employee, the Policy Board shall have the authority to release or reduce in whole or in part the terms of the restrictive covenants, including but not limited to the mileage radius limitations set forth above in Sections 7.2 and 7.3. In the event that the individuals representing TOC on the Policy Board can reasonably demonstrate that a modification to the restrictive covenant will not have a material adverse effect on Company's or TOC's practice operations, earnings or cash flow, then the individuals representing Company shall consent to the proposed modifications.

                                  ARTICLE VIII.

                             FINANCIAL ARRANGEMENTS

      8.1. Service Fees. During the first thirty-six (36) months of the term of this Agreement, Company shall receive a service fee equal to the sum of (a) the greater of (i) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]or (ii) the Base Service Fee, plus (b) the amount of Clinic Expenses. Upon the expiration of the first thirty-six (36) months of the term of this Agreement, Company shall receive a service fee equal to [xxxxxxxxxxxxxxxxxxx]of Practice Net Revenue plus the amount of Clinic Expenses. In the event that a Physician Owner ceases to practice medicine during the first thirty-six (36) months of the term of this Agreement, such Physician Owner shall be personally liable for any reduction in TOC's service fees payable as further described under Section 11.9.1 of this Agreement. In the event that a Physician Owner either dies or becomes Disabled during such thirty-six (36) month period, TOC, or the applicable Physician Owner, as the case may be, shall be entitled to satisfy the amount owed by transferring to Company an amount of Company common stock having a Fair Market Value equal to the amount owed or pay to Company cash in the amount owed (or a combination thereof).

      8.1.1. "Practice Net Revenue" shall mean Professional Services Revenue, less Clinic Expenses.

      8.1.2. "Professional Services Revenue" shall mean all fees actually recorded each month (net of any amounts reimbursed to any patients or Third-Party Payors during the applicable month and net of any adjustments for contractual allowances, Medicaid, worker's compensation, employee/dependent health care benefit programs, professional courtesies and other activities that do not generate a collectible fee) by or on behalf of TOC as a result of professional medical services personally furnished to patients and other fees or income generated in their capacity as Physician Employees and Technical Employees, other than MRI Revenue, and any revenue from the sale of any goods.

      8.1.3. "Clinic Expenses" shall mean all operating and non-operating expenses of TOC arising hereunder unless expressly provided otherwise, including, without limitation:

            (a) salaries, benefits and other direct costs of all Clinic employees including Company's employees and Physician Extender Employees as defined in Section 8.1.5 working at the Practice Offices and salaries, payroll taxes and employee benefits paid to Physician Employees (other than Physician Owners) under Section 6.3 and to Technical Employees as defined in Section 8.1.4,

            (b) obligations of Company under Leases provided for herein under
      Article III,

            (c) the expenses and charges incurred for the Practice Offices, including without limitation utilities, telephone, etc.,

            (d) personal property and intangible taxes assessed against Company's assets utilized by TOC in the Practice Offices from and after the date of this Agreement,

            (e) interest expense on indebtedness incurred by Company to (i) satisfy the obligations of TOC, if any, assumed under the Merger Agreement, (ii) provide working capital for Company's performance of any of its obligations to TOC hereunder, or (iii) purchase equipment,

            (f) malpractice insurance premiums, disability insurance premiums to cover accommodations to the Practice Offices under the definition of "Disabled" or "Disability," and fire, workers compensation and general liability insurance premiums, and life insurance premiums, during the first three (3) years of this Agreement, for life insurance on the lives of Physician Owners, with TOC as the death beneficiary,

            (g) the cost of any goods purchased for resale,

            (h) the depreciation, as determined under GAAP, for any equipment or depreciable property owned by Company and used in TOC's Facility by TOC to be billed to TOC on a monthly basis and paid to Company at the same time Company pays for TOC's Accounts Receivable pursuant to Section 8.3,

            (i) direct costs of all employees or consultants of Company engaged to provide services at or in connection with TOC or who actually provide services at or in connection with the Clinic for improved performance, such as quality assurance, reasonable expenses required for physician accommodations under the definition of "Disabled" or "Disability," materials management, purchasing program, change in coding analysis, physician recruitment; provided, however, only the portion of expenses related to such employee or consultant, without mark-up, that is allocable in a fair and reasonable manner to work approved by the Policy Board which is performed at or for the benefit of TOC shall be included in Clinic Expenses,

            (j) expenses related to professional meetings, seminars, dues, medical books and professional licensing fees for Physician Employees (other than Physician Owners) provided, however, that such amount shall not exceed $10,000 during any calendar year for any Physician Employee (other than Physician Owners). If the cost incurred for such professional meetings, seminars, dues, medical books and professional licensing fees exceeds $10,000 during any calendar year, then the Physician Employee incurring such cost shall be solely liable for the overage;

            (k) expenses related to professional meetings, seminars, dues, medical books and professional licensing fees for Physician Owners; provided, however, that such amount shall not exceed $10,000 during any calendar year for any Physician Owner. If the cost incurred for such professional meetings, seminars, dues, medical books and professional licensing fees exceeds $10,000 during any calendar year, then the Physician Owner incurring such cost shall be solely liable for the overage;

            (l) any health, life, dental and accident premiums paid on behalf of Physician Employees to the extent deductible under the Code and to the extent comparable benefits are paid to Physician Extender Employees and Technical Employees;

            (m) the cost of administering retirement plans; and

            (n) any and all other ordinary and necessary expenses incurred by TOC or approved by the Policy Board and reasonably incurred by the Company for the direct benefit of TOC in carrying out their respective obligations under this Agreement.

      Clinic Expenses shall not include Excluded Expenses or Company Expenses. Excluded Expenses shall be the sole obligation of TOC. Company Expenses shall be the sole obligation of Company.

      8.1.4. "Technical Employees" shall mean individuals who provide diagnostic services and who are required by Applicable Law or Third-Party Payors to be employees of TOC. All Technical Employees shall be employed by TOC.

      8.1.5. "Physician Extender Employees" shall mean Physician Assistants, Nurse Practitioners, and other such persons providing services under the supervision of Physician Employees and who are employees of Company, but excluding any Technical Employees.

      8.1.6. "Physician Employees" shall mean only those individuals who are doctors of medicine (including Physician Owners) and who are employed by TOC or are otherwise under contract with TOC to provide professional services to patients seen in the Main Office or Satellite Offices and are duly licensed to provide professional medical services in the state or states in which he or she renders professional services under this Agreement.

      8.1.7. "Company Expenses" shall mean, pursuant to GAAP applied on a consistent basis:

            (a) Any corporate overhead charges of Company and other items incurred by Company that are not incurred specifically for the purpose of providing services to TOC or are not directly attributable to TOC, as reasonably determined by Company, including, without limitation, salaries and benefits of executive officers of Company, except as otherwise provided for in the definition of Clinic Expenses;

            (b) Any amortization of any intangible asset resulting from the Merger;

            (c) Any depreciation attributable to increases in the book value of tangible depreciable assets resulting from the Merger;

            (d) Any legal and accounting expenses incurred by Company in connection with the Merger; and

            (e) All taxes of Company, including, but not limited to, state and federal income taxes and franchise taxes, but excluding state and federal employee taxes related to employees who provide services for TOC, property taxes on assets used by TOC and other taxes specifically included in Clinic Expenses.

      8.1.8. "Excluded Expenses" shall be the sole obligation of TOC and shall mean, pursuant to GAAP applied on a consistent basis:

            (a) Any salaries or other distributions made to Physician Owners whether for professional fee income or otherwise;

            (b) Any federal, state or other taxes associated therewith;

            (c) Except as provided in Section 8.1.3(k), expenses of Physician Owner's to maintain licensure or meet continuing education requirements, including related travel expense; and

            (d) Any expenses directly related to MRI Revenue; and

            (e) Any other items specifically designated as Excluded Expenses elsewhere in this Agreement including but not limited to those items listed on Exhibit 8.1.8(d).

      8.2. Payment of Service Fee. The amounts to be paid to Company under this
Article VIII shall be payable monthly, at the time that Company pays TOC for the Accounts Receivable previously purchased by Company as described in Section 8.3 below. The amount payable shall be estimated based upon the previous month's operating results of TOC. Adjustments to the estimated payments shall be made to reconcile actual cumulative amounts due under this Article VIII, by the end of the following month during each calendar year. Upon preparation of annual financial statements as provided in Section 5.3, final adjustments to the service fee for the preceding year shall be made and any additional payments owing to Company or TOC shall then be made to the party owed the additional sum of money. The adjustment and any amount owed shall be calculated and paid within ninety (90) days following the close of Company's fiscal year.

      8.3. Purchase of Accounts Receivable.



      8.3.1. TOC hereby agrees to sell and assign to Company and Company agrees to buy, all of TOC's Accounts Receivable each month during which this Agreement is in existence which are owing to TOC arising out of the delivery of medical, surgical, diagnostic or other professional medical goods or services. Accounts Receivable shall not include, and Company shall not purchase, any cash, checks or receivables created by credit cards. Company shall bear the risk of collection and any overage or underage resulting from any purchased Accounts Receivable.

      8.3.2. The purchase price for each Accounts Receivable (the "Purchase Price") will be equal to the face amount of the Accounts Receivable recorded each month, less any non-allowed contractual adjustments and net of any reserve for uncollectible Accounts Receivables based on the historical experience of the practice as determined by the Policy Board. It is the intent of the parties that the Purchase Price reflect the actual net realizable value of the Accounts Receivable.

      8.3.3. TOC will sell all Accounts Receivable to Company, such purchase to be deemed to be made on the fifteenth (15th) day of the month following the month in which such Accounts Receivable are created. Company shall pay for the Accounts Receivable not later than the fifteenth (15th) day of each month following the month in which the Accounts Receivable is created (the "Settlement Date"). Company shall pay to TOC for all Accounts Receivable purchased by check, wire transfer or intrabank transfer to the TOC Operating Account described in
Section 5.11. The purchase of Accounts Receivable shall be evidenced by sending Company (i) a copy of each invoice with respect to each Third-Party Payor on the Accounts Receivable then being purchased; and (ii) any other information or documentation (including all required Uniform Commercial Code releases or financing statements) Company may reasonably need to identify the Accounts Receivable and obtain payment from the Account Debtors; provided that such failure to send such documents shall not affect the obligation of TOC to sell such Accounts Receivable or Company to buy such Accounts

Receivable. As consideration for the purchase of Accounts Receivable by Company pursuant to this Section 8.3, Company promises to pay and shall be obligated to pay for such Accounts Receivable at the time and in the manner provided below. To the extent permissible by Applicable Law, TOC will be deemed to have sold to Company all of TOC's right, title and interest in such Accounts Receivable and in any proceeds thereof, and Company will be the sole and absolute owner thereof and will own all of TOC's rights and remedies represented by such Accounts Receivable (including, without limitation, rights to payment from the respective Account Debtors on such Accounts Receivable), and Company will have obtained all of TOC's rights under all guarantees, assignments and securities with respect to each such Accounts Receivable.

      8.3.4. Upon expiration or termination of this Agreement for any reason,
(i) all Accounts Receivable purchased by Company shall remain the property of Company and (ii) all Accounts Receivable purchased and not paid for at such expiration or termination shall be paid for by the 10th of the following month but effective as of the effective date of such expiration or termination date, less the amount of any service fee earned by Company pursuant to Section 8.1 of this Agreement.

      8.3.5. In connection with the initial purchase of Accounts Receivable by Company, TOC will execute such financing statements or amendments under the UCC (naming Company as secured party and Lender as assignee) as Company may reasonably request with respect to any Accounts Receivable that may be purchased pursuant to this Agreement.

      8.3.6. TOC agrees to cooperate with Company in the collection of the Accounts Receivable sold by TOC, transferred pursuant to Section 8.3. At the option of and upon the request of Company, TOC shall execute any and all documentation necessary for the transfer of amounts constituting Accounts Receivables and/or the establishment of lockboxes in accordance with the provisions of Exhibit 8.3.6 attached hereto.

      8.3.7. All Accounts Receivable of TOC purchased by Company ("Purchased A/R") pursuant to this Section 8.3 hereof will, as such Purchased A/R are purchased, be treated as Professional Service Revenues for accounting and financial purposes.

      8.4. Payment of Clinic Expenses. All Clinic Expenses shall be incurred in the name of Company, unless TOC is required by law to incur such expenses, in which case Company shall indemnify TOC against any such expenses. Company shall pay all Clinic Expenses as they become due; provided, however, that Company may, in the name and on behalf of TOC, contest in good faith any claimed Clinic Expense to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expense. Upon receipt of TOC's service fee, Company shall be required to deposit into the TOC Operating Account described in
Section 5.11 an amount of money necessary for TOC to pay the compensation and benefits associated with the Technical Employees and Physician Employees (other than Physician Owners) employed by TOC.

                                   ARTICLE IX.

                                     RECORDS

      9.1. Patient Records. Upon termination of this Agreement and unless otherwise provided herein, TOC shall retain all patient medical records maintained by TOC or Company in the name of TOC. TOC shall, at TOC's option, be entitled to retain copies of financial and accounting records relating to all services performed by TOC. All parties agree to maintain the confidentiality of patient identifying information and not to disclose such information except as may be required or permitted by Applicable Law.

      9.2. Records Owned by Company. All records relating in any way to the operation of the Practice Offices which are not the property of TOC under the provisions of Section 9.1 above, shall at all times be the property of Company.



      9.3. Access to Records. During the term of this Agreement, and thereafter, TOC or TOC's designee shall have reasonable access during normal business hours to TOC's and Company's financial records, which relate to the operation of TOC including, but not limited to, records of collections, expenses and disbursements as kept by Company in performing Company's obligations under this Agreement, and TOC may copy at TOC's expense any or all such records.

      9.4. Government Access to Records. To the extent required by Section 1861(v)(1)(I) of the Social Security Act, each party shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States, and their duly authorized representatives access to this Agreement and to all books, documents, and records necessary to verify the nature and extent of the costs of services provided by either party under this Agreement, at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement. If either party carries out any of its duties under this Agreement through an agreement between it and an individual or organization related to it or through a subcontract with an unrelated party, that party to this Agreement shall require that a clause be included in such agreement to the effect that until the expiration of four (4) years after the furnishing of services pursuant to such agreement, the related organization shall make available, upon request by the United States Department of Health and Human Services, the Comptroller General of the United States, or any of their duly authorized representatives, all agreements, books, documents, and records of such related organization that are necessary to verify the nature and extent of the costs of services provided under that agreement.

                                   ARTICLE X.

                             INSURANCE AND INDEMNITY

      10.1. Insurance to be Maintained by TOC. Throughout the term of this Agreement, TOC shall maintain comprehensive professional liability and worker's compensation insurance for TOC and all employees of TOC in amounts approved by the Policy Board. Not in limitation of the foregoing, TOC shall maintain excess general liability umbrella coverage with a One Million Dollars ($1,000,000) limit as currently maintained by TOC (with deductible provisions not to exceed $25,000 per occurrence), the cost of which shall be paid by Company as a Clinic Expense. In lieu of the foregoing, Company may provide as a Clinic Expense group insurance for malpractice and/or worker's compensation insurance. Notwithstanding the foregoing, in the event that Company procures such group insurance for malpractice and/or worker's compensation insurance, TOC must first approve the amount of coverage, the carrier and the terms of any such coverage for TOC.

      10.2. Insurance to be Maintained by Company. Throughout the term of this Agreement, Company shall provide and maintain, as a Clinic Expense, comprehensive professional liability insurance and worker's compensation insurance as required by Applicable Law for all professional employees of


Company who work at the Practice Offices with limits as determined reasonable by the Policy Board, comprehensive general liability and property insurance covering the Practice Offices' premises and operations. The deductible provisions on the personal liability shall not exceed $25,000 per occurrence and the commercial general liability insurance shall be in amounts customarily maintained by other businesses in the same or similar business as Company.

      10.3. Additional Insureds. TOC and Company agree to use their best efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at Company's expense. Further, on any insurance where Company will be named as an additional insured, TOC will assist Company to obtain appropriate riders to insure payment of any party indemnified by Company.


      10.4. Indemnification as to Third Party Claims. TOC shall indemnify, hold harmless and defend Company, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or negligent omissions (other than for any claims for (or in connection with) malpractice arising from the performance or nonperformance of medical services) by TOC and/or TOC's Physician Owners, agents, employees and/or subcontractors (other than Company) during the term hereof. Company shall indemnify, hold harmless and defend TOC, the Physician Owners, TOC's officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or negligent omissions by Company and/or its shareholders, agents, employees and/or subcontractors (other than TOC and the Physician Owners) during the term of this Agreement. Neither Company nor TOC shall have any obligation to indemnify the other party unless the claim for indemnification is based upon a liability, loss or damages resulting in the indemnified party making payments to a third party. Pursuant to the terms of the Stockholders Agreement, Company may have the right to redeem a Physician Owner's Company common stock to satisfy a Physician Owner's indemnification obligations.

      In the event that either party makes a claim for indemnification under either the Merger Agreement or this Service Agreement, then the other party shall have the right to pay the amount claimed under this Agreement into an escrow account (established pursuant to an escrow agreement to be agreed upon by the parties) to be held by the escrow agent in an interest bearing account until a determination by either (i) the parties, (ii) a court of proper jurisdiction or (iii) agreed upon panel of arbitrators, has been made regarding the claiming party's right to indemnification. In the event that the claiming party is entitled to indemnification, then such escrowed funds shall be paid to the claiming party in partial or complete satisfaction of such indemnification obligation. Any excess funds remaining in the escrow account after the payment of the indemnification obligation or any funds held in the escrow account if it is determined that no indemnification obligation is owed shall be paid to the other party.

                                   ARTICLE XI.

                        TERM, TERMINATION AND RETIREMENT

      11.1. Term of Agreement. This Service Agreement shall be effective upon the closing of the Merger Agreement and shall expire on October 31, 2036, unless earlier terminated pursuant to the terms hereof. Notwithstanding the foregoing, for purposes of computing the Service Fee for the month of November of 1996 only, the Service Agreement shall be effective upon November 1, 1996.

      11.2. Extended Term. Unless earlier terminated as provided for in this Agreement, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless either party delivers to the other party, at least one hundred eighty (180) days prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

      11.3. Termination by TOC for Cause. TOC may terminate this Agreement without breach as follows:

      11.3.1. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Company, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by Company, except for the filing of a petition in involuntary bankruptcy against Company which is dismissed within thirty (30) days thereafter, TOC may give notice of the immediate termination of this Agreement.

      11.3.2. In the event Company shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given to Company by TOC; or Company shall fail to remit the payments due as provided in Article VIII hereof and such failure to remit shall continue for a period of thirty (30) days after written notice thereof, TOC may terminate this Agreement.

      11.3.3. In the event Company shall, intentionally or in bad faith, misapply funds or assets of TOC or commit a similar act which cause material harm to TOC, TOC may terminate this Agreement.

      11.3.4. In the event that Company shall intentionally or in bad faith violate Applicable Law resulting in a direct, continuing material adverse effect on the operations, earnings and cash flow of TOC, TOC may terminate this Agreement.

      11.4. Termination by Company for Cause. Company may terminate this Agreement without breach as follows:



      11.4.1. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by TOC, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by TOC, except for the filing of a petition in involuntary bankruptcy against TOC which is dismissed within thirty (30) days thereafter, Company may give notice of the immediate termination of this Agreement.

      11.4.2. In the event TOC shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to TOC by Company, Company may terminate this Agreement.

      11.4.3. In the event TOC's Medicare or Medicaid Number shall be terminated or suspended as a result of the action or inaction of TOC or a Physician Employee, and such termination or suspension shall continue for thirty (30) days, Company may give notice of the immediate termination of this Agreement, unless TOC shall at that time be acting in good faith (and shall provide reasonable evidence of the action being taken) to reverse such termination or suspension. Notwithstanding any good faith effort on the part of TOC to reverse such termination or suspension, if such termination or suspension shall not be reversed within ninety (90) days after occurrence, Company shall have the right to terminate this Agreement immediately.

      11.4.4. In the event this Agreement is terminated by Company pursuant to
Section 11.4.1, Section 11.4.2, or Section 11.4.3, Company, at its option, may require TOC to purchase from Company all assets, both tangible and intangible, owned by Company and used or made available for TOC's use for the fair market value of such assets on a going concern basis, without regard to this Agreement. In addition thereto, TOC shall assume all debt (including any balance of any remaining debt incurred by the Company to acquire the assets under the Merger Agreement) and all contracts, payables and leases which are obligations of Company which relate to the Company's obligations which are performed at the Office Locations under this Agreement. The fair market value of the assets shall be determined by an independent appraiser selected by two (2) independent accountants practicing with "big six" accounting firms, one (1) selected by TOC and one (1) selected by Company and neither of which is providing or has for a period of two (2) years provided services to Company or TOC. In addition to the payment for the practice assets, in the event Company terminates this Agreement pursuant to Section 11.4.1, Section 11.4.2 or Section 11.4.3 within the first five (5) years of the term of this Agreement, then TOC's Physician Owners shall (i) pay to Company an amount of money equal to the Fair Market Value, as of the date of termination, of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxx] by Company to TOC pursuant to the Merger Agreement or (ii) surrender to Company for cancellation [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] by Company to TOC pursuant to the Merger Agreement. All expenses of any appraisal shall be paid by TOC. In the event that Company terminates this Agreement pursuant to Sections 11.4.1 through 11.4.3, inclusive, and Company requires TOC to purchase the practice assets, then upon the closing of the purchase of the assets, TOC and its Physician Employees shall be released from the restrictive covenants provided for under
Exhibit 11 of this Agreement. In addition, termination of this Agreement may trigger certain rights of Company to redeem a Physician Owner's Company common stock pursuant to the terms of Article VIII of the Stockholders Agreement.

      11.5. Early Termination by TOC or Company Without Cause Upon Eighteenth
(18th) Month Anniversary of Agreement. Either party may terminate this Agreement without cause upon written notice delivered to the other party not less than six
(6) months or more than nine (9) months or more prior to the end of the eighteenth (18th) month anniversary of the date of this Agreement if the Company has not filed a registration statement with the United States Securities and Exchange Commission; provided, however, if the Company files a registration statement, for an underwritten public offering, with the United States Securities and Exchange Commission before the end of the date of the eighteenth
(18th) month anniversary of this Agreement, then such termination shall be ineffective, and this Agreement shall continue in force unless otherwise terminated pursuant to the other provisions of Article XI of this Agreement. In the event that such registration statement is not effective within one hundred twenty (120) days from filing, then the early termination rights described in the first sentence of this Section 11.5 shall be again exercisable; provided, further, that if such registration statement was filed during the above described notice period for early termination, then such period shall be extended for thirty (30) days from and after the date such early termination rights again become exercisable. Notwithstanding any other provision of this Agreement to the contrary, the termination rights set forth in this Section 11.5 shall immediately terminate and no longer be effective upon a Change in Control of the Company. Upon a termination pursuant to this Section 11.5, TOC shall tender to Company all of the stock issued to TOC by Company pursuant to the Merger Agreement, and Company shall return to TOC the facilities and all assets, both tangible and intangible, used or made available for TOC's use in the Practice Office or acquired pursuant to the Merger Agreement. TOC shall assume all debt secured by a purchase money security interest in assets or equipment located at the TOC Office Locations and all contracts, payables and leases which are obligations of Company and which relate to Company's obligations which are performed at the Office Locations under this Agreement. For purposes of this
Section 11.5, the term purchase money security interest shall mean any debt, the proceeds of which were used to acquire the asset secured by such indebtedness. The Company and TOC shall cooperate to structure any exchange consummated pursuant to this Section 11.5 in a manner designed to minimize the aggregate tax consequences to the parties arising from the exchange. Closing of the exchange pursuant to this Section 11.5 shall occur effective as of the third (3rd) anniversary of this Agreement.

      11.6. Consequences of TOC Termination. In the event that this Agreement is terminated by TOC under the terms of Section 11.3 or is terminated on any other basis (other than (i) because of the normal expiration of its term set forth in Section 11.1, (ii) by Company for cause as set forth in Section 11.4 or (iii) by early termination as set forth in Section 11.5), then upon such termination, TOC shall purchase from Company all assets, both tangible and intangible, owned by


Company and used or made available for TOC's use for the fair market value of such assets on a going concern basis, without regard to this Agreement. The purchase price shall be paid to TOC in cash, or in stock received under the Merger Agreement, or in both, at the election of TOC. In addition thereto, TOC shall assume all debt (including any balance of any remaining debt incurred by the Company to acquire the assets under the Merger Agreement) and all contracts, payables and leases which are obligations of Company which relate to the performance of Company's obligations which are performed at the Office Locations under this Agreement. The fair market value of the assets shall be determined by an independent appraiser selected by two (2) independent accountants practicing with "big six" accounting firms, one (1) selected by TOC and one (1) selected by Company and neither of which is providing or has for a period of two (2) years provided services to Company or TOC. Termination of this Agreement by TOC or a Physician Owner may trigger Company's right to redeem all of Company common stock owned by the Physician Owner as provided for in Section 8.1 (a) of the Stockholders Agreement.

      11.7. Closing of Purchase by TOC and Effective Date of Termination. TOC shall, except as provided below in this Section 11.7 or in Sections 11.5 or 11.6 above, pay cash for the assets purchased pursuant to the provisions of this
Section 11. The amount of the purchase price shall be reduced, but not below zero (0), by the amount of debt and liabilities of Company assumed by TOC and shall also be reduced by any payment Company has failed to make under this Agreement, provided that such payments or obligations are not otherwise accounted for in the liabilities assumed by TOC in connection with the purchase described herein. The closing date for the purchase shall be determined by TOC, but shall in no event occur later than one hundred eighty (180) days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and TOC and Company shall be released from the restrictive covenants provided for in Article VII on the closing date. Company shall give TOC credit towards the purchase price of the assets for the Fair Market Value of any Company common stock tendered to the Company in exchange for such assets. In the event that TOC terminates this Agreement pursuant to Sections 11.3.1 through 11.3.4, inclusive, or Sections 11.5, 11.6 or 11.7, then upon the closing of the purchase of the assets, TOC and its Physician Employees shall, except as TOC may so elect to limit through separate agreements with Physician Owners and Physician Employees, be released from the restrictive covenants provided for under Article VII or Exhibit 11 of this Agreement.

      11.8. Tail Policy. TOC shall obtain continuing liability insurance coverage under either a "tail policy" or a "prior acts policy" with the same limits and deductibles as set forth in Section 10.1 upon the termination of this Agreement, or upon a physician's termination of his or her affiliation with TOC.

      11.9. Restrictions Applicable to Physician Owners. The Physician Owners hereby acknowledge that the Merger and the terms and conditions of this Agreement were determined based upon numerous factors, including the Physician Owners continuing to practice medicine in the future. In connection therewith, each Physician Owner agrees as follows:



      11.9.1. Early Retirement. If at any time prior to the fifth (5th) anniversary of this Agreement, a Physician Owner desires to retire from the practice of medicine, such Physician Owner shall be obligated as follows:

            (a) to give Company at least twelve (12) months prior written notice of the intent to retire; provided, however, that once such retiring physician has located a replacement physician satisfying the requirements of Section 11.9.1(b), Company shall waive the remaining months of said twelve (12) month notice period, and such retirement shall be effective upon the earlier of twelve (12) months from the date of notice or commencement of the replacement physician's employment;

            (b) to locate a physician or physicians (which may be Physician Employees), reasonably acceptable to the Policy Board, to replace such Physician Owner under this Agreement (all costs of locating such replacement physicians shall be paid by such Physician Owner (the "Substitute Physician(s)");

            (c) to pay to Company any loss of service fees payable under this Agreement for the remainder of the first five (5) years of this Agreement. Any loss for any periods of less than twelve (12) months shall be calculated on an annualized and prorated basis. For purposes of this
      Section 11.9.1(c), the amount of the loss shall be calculated as follows:

            (i) The Policy Board shall calculate the retiring Physician Owner's contribution to the payment of TOC's service fees during the twelve (12) month period preceding the retiring Physician Owner's notice of intent to retire.

            (ii) In the event the Substitute Physician(s) were Physician Employees prior to the date upon which notice of intent to retire was given pursuant to Section 11.9.1(a), the Policy Board shall calculate such Physician Employee(s) contribution to the payment of TOC's service fees during the twelve month period preceding the notice of intent to retire.

            (iii) On each successive anniversary date of this Agreement (through the fifth anniversary date) following the effective date of such retirement, the Policy Board shall determine the amount of service fees generated by the Substitute Physicians between either (x) the effective date of retirement or (y) the immediately preceding anniversary date, as applicable, and such successive anniversary date.

            (iv) If the Substitute Physician(s) were Physician Employees prior to date upon which the notice of intent to retire was given, the amount of loss shall equal the difference between (i) the amount calculated pursuant to Section 11.9.1(c)(i) plus the amount calculated pursuant to Section 11.9.1(c)(ii) and (ii)


                  the amount calculated pursuant to Section 11.9.1(c)(iii).

            (v) If the Substitute Physician(s) were not Physician Employees prior to the date upon which the notice of intent to retire was given, the amount of loss shall equal the difference between (i) the amount calculated pursuant to Section 11.9.1(c)(i) and (ii) the amount calculated pursuant to
                  Section 11.9.1(c)(iii).

The Policy Board will provide the amount of the loss to the retiring Physician Owner within thirty (30) days of the applicable anniversary date of this Agreement and such amount shall be paid by such retiring Physician Owner to Company within fifteen (15) days of the date of the delivery of the notice of the amount of loss;

            (d) to (i) pay to Company an amount of money equal to the Fair Market Value, as of the date of retirement, of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] by the Company to the retiring Physician Owner pursuant to the Merger Agreement or (ii) surrender to Company for cancellation [xxxxxxxxxxxxxxxxxxxxxxxxx] by Company to the retiring Physician Owner pursuant to the Merger Agreement. (All expenses of any appraisal shall be paid by such Physician Owner); and

            (e) to honor and comply with the restrictive covenants for a period of thirty-six (36) months, in accordance with the restrictions contained in Exhibit 11.

      11.9.2. Retirement. If at any time after the fifth (5th) anniversary of this Agreement, a Physician Owner desires to retire, or assume full-time teaching responsibilities, such Physician Owner shall notify Company in writing at least twelve (12) months prior to the effective date of such retirement or start of teaching position; provided, however, that [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]of the Physician Owners can retire or assume full time teaching responsibilities within any twelve (12) month period; provided, further, that if such retiring physician elects to, and has located a replacement physician, Company shall waive the remaining months of said twelve
(12) month notice period, and such retirement shall be effective upon the earlier of twelve (12) months from the date of notice or commencement of the replacement physician's employment. Upon such retirement or start of teaching position, such Physician Owner shall have no further obligations under this Agreement; provided, however, the restrictive covenants provided for under
Section 11.9.1(e) shall remain in force. In fulfilling any such full-time teaching responsibilities, such Physician Owner would be permitted to attend patients in a manner normal and customary for such faculty position, provided, however, such services must be incident to the academic/teaching aspects of the institution, and not incident to the regular examination of patients for a fee whether billed in the name of the institution or the name of the attending physician. It is not the intent of the Parties to permit a retired physician to conduct a medical practice through an academic institution.

      11.9.3. Physician Owner Change in Practice/Group Affiliation. In the event that a Physician Owner leaves the employment of or terminates his or her affiliation with TOC, then the terminating Physician Owner may, but shall not be obligated to, join or establish another group/practice which has or will enter into a Service Agreement with Company upon such terminating Physician Owner's affiliation with such new group/practice. Upon entering into such new Service Agreement, the terminating Physician Owner shall, except as limited by separate employment agreements between TOC and Physician Owners, be released from any obligation under this Service Agreement. Company shall have the right to enter into such new Service Agreement without satisfying the requirements of paragraph G of Exhibit 11. In the event that (i) TOC consents to the Company entering into the new Service Agreement, (ii) entering into the new Service Agreement will not adversely affect the operations and earnings of the Company, and (iii) the new group/practice can satisfy the representations and warranties set forth in
Article XIII of this Agreement, then Company will not unreasonably withhold or refrain from entering into a new Service Agreement with the terminating Physician Owner's new group/practice. Except as set forth in the event that the Physician Owner affiliates with a new group/practice that is not a party to a Service Agreement with Company, then Company, at its option, may terminate this Agreement solely with respect to the terminating Physician Owner, and the provisions of Exhibit 11 shall apply. In the event that Company does not enter into a new Service Agreement, then Company shall terminate this Agreement with respect to such Physician Owner, and the terminating Physician Owner shall be obligated as described in Sections 11.9.1 (a) and 11.9.1(e) of this Agreement; provided, however, if such termination is within the first five (5) years of the term of this Agreement, the terminating Physician Owner shall also be obligated as described in Sections 11.9.1.(a), 11.9.1(b), 11.9.1(c), 11.9.1(d) and
11.9.1(e).

      11.9.4. Death or Disability. In the event that a Physician Owner dies or becomes disabled, then this Agreement shall be terminated with respect to such Physician Owner; provided, however, in the event of disability, the restrictive covenants described in Exhibit 11 shall remain in force for a period of thirty-six (36) months from such termination.

                                  ARTICLE XII.

                          DAMAGE AND LOSS; CONDEMNATION

      12.1. Use of Insurance Proceeds. All insurance or condemnation proceeds payable by reason of any physical loss of any of the improvements comprising the facilities or the furniture, fixtures and equipment used by the Practice Offices, shall be available for the reconstruction, repair or replacement, as the case may be, of any damage, destruction or loss. The Policy Board, in consultation with TOC, shall review and approve such reconstruction, repair or replacement.

      12.2. Temporary Space. In the event of substantial damage to or the condemnation of a significant portion of the facilities, Company shall use its best efforts to provide temporary facilities until such time as the facilities can be restored or replaced.

                                  ARTICLE XIII.

           REPRESENTATIONS AND WARRANTIES OF TOC AND PHYSICIAN OWNERS

      TOC and Physician Owners represent, warrant, covenant and agree with Company that:

      13.1. Validity. TOC is a Florida corporation. TOC has the full power and authority to own TOC's property, to carry on TOC's business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. Each Physician Owner is an adult citizen and resident of the State of Florida. Each Physician Owner has the full power and authority to own his or her property, carry on his or her business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby.

      13.2. Litigation. Except as disclosed pursuant to the Merger Agreement, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding pending, or threatened against, or affecting TOC or any Physician Employee, or to the best of TOC's and each Physician Owner's knowledge, any provider or other health care professional associated with or employed by TOC as pertains to any claim involving the providing of health care related services, and to the best of TOC's and each Physician Owner's knowledge there is no basis for any of the foregoing.

      13.3. Permits. TOC and all health care professionals associated with or employed by TOC have all permits and licenses and other Necessary Authorizations required by all Applicable Law, except where failure to secure such licenses, permits and other Necessary Authorizations does not have a material adverse effect; have made all regulatory filings necessary for the conduct of TOC's business; and are not in violation of any of said permitting or licensing requirements.

      13.4. Authority. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and this Agreement is a valid and binding Agreement of TOC and each Physician Owner, enforceable in accordance with its terms. TOC and each Physician Owner have obtained all third-party consents necessary to enter into and consummate the transaction contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by TOC or any Physician Owner with any of the provisions hereof, will:

      13.4.1. violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any license, agreement or other instrument or obligation to which either TOC or any Physician Owner is a party;

      13.4.2. violate any order, writ, injunction, decree, statute, rule or regulation applicable to either TOC or any Physician Owner.

      13.5. Compliance with Applicable Law. To the best of TOC's and each Physician Owner's knowledge and belief, TOC and each Physician Owner has operated in compliance with all federal, state, county and municipal laws, ordinances and regulations applicable thereto and neither TOC nor any provider associated with or employed by TOC has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse, nor has any fraud or abuse been alleged within the last five (5) years by any Governmental Authority, a carrier or a Third-Party Payor.

      13.6. Health Care Compliance. TOC is presently participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other Third-Party Payor Programs. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and no condition exists or to the knowledge of TOC no event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third-Party Payor Program. TOC is in full compliance with the material requirements of all such Third-Party Payor Programs applicable thereto.

      13.7. Fraud and Abuse. TOC and persons and entities providing professional services for TOC, have not, to the knowledge of TOC and each Physician Owner, after due inquiry, engaged in any activities which are prohibited by or are in violation of the rules, regulations, policies, contracts or laws pertaining to any Third-Party Payor Program, or which are prohibited by rules of professional conduct ("Governmental Rules and Regulations"), including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on TOC's own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      13.8. TOC Compliance. TOC has all licenses necessary to operate the Practice Offices in accordance with the requirements of all Applicable Law and has all Necessary Authorizations for the use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to TOC issued by any Governmental Authority or Third-Party Payor requiring conformity or compliance with any Applicable Law or condition for participation of such Governmental Authority or Third-Party Payor, and after reasonable and independent inquiry and due diligence and investigation, TOC has neither received notice nor has any knowledge or reason to believe that such Necessary Authorizations may be revoked or not renewed in the ordinary course.

      13.9. Rates and Reimbursement Policies. The jurisdiction in which TOC is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by TOC. TOC does not have any rate appeal currently pending before any Governmental Authority or any administrator of any Third-Party Payor Program. TOC has no knowledge of any Applicable Law which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which TOC is located which could have a material adverse effect on TOC or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at TOC or require TOC to obtain any necessary authorization which TOC does not currently possess.

      13.10. Accounts Receivable. With respect to the Purchased A/R, as of the date of purchase:

      13.10.1. All documents and agreements relating to the Purchased A/R that have been delivered to Company with respect to such Accounts Receivable are true and correct; TOC has billed the applicable Account Debtor and TOC has delivered or caused to be delivered to such Account Debtor all requested supporting claim documents with respect to such Accounts Receivable; all information set forth in the bill and supporting claim documents is true and correct, and, if any error has been made, TOC will promptly correct the same and, if necessary, rebill or, if requested by Company, cooperate with Company to rebill such Accounts Receivable.

      13.10.2. The Purchased A/R are exclusively owned by TOC and there is no security interest or lien in favor of any third party, or the recording or filing against TOC, as debtor, covering or purporting to cover any interest of any kind in any Accounts Receivable, except as has been released by each party holding such adverse interest in the Accounts Receivable. Upon payment of the Purchase Price with respect to the Purchased A/R and with respect to Governmental Receivables, to the extent permissible by law, all right, title and interest of TOC with respect thereto shall be vested in Company, free and clear of any lien, security interest, claim or encumbrance of any kind, and TOC agrees to defend the same against the claims of all Persons.

      13.10.3. The Purchased A/R (i) are payable, in an amount not less than their face amount, as adjusted pursuant to the provisions of Section 8.3.2, by the Account Debtor identified by TOC as being obligated to do so, (ii) are based on an actual and bona fide rendition of services or sale of goods to the patient by TOC in the ordinary course of business, (iii) are denominated and payable only in lawful currency of the United States, and (iv) are accounts or general intangibles within the meaning of the UCC of the state in which TOC has its principal place of business, or are rights to payment under a policy of insurance or proceeds thereof, and are not evidenced by any instrument or chattel paper. There are no payors other than the Account Debtor identified by TOC as the payor primarily liable on any Purchased A/R.

      13.10.4. The Purchased A/R are not (i) subject to any action, suit, proceeding or dispute (pending or threatened), set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Account Debtors other than routine adjustments and disallowances made in the ordinary course of business, to the extent of such adjustments and disallowances, (ii) past or within sixty (60) days of, the statutory limit for collection applicable to the Account Debtor, (iii) subject to an invoice which provides for payment more than forty-five (45) days from the date of such invoice, (iv) an account which arises out of a sale or other transaction by or between TOC to an Affiliate of TOC, (v) from an Account Debtor who is also a creditor of TOC, (vi) an account in which the Account Debtor has commenced a voluntary case, or an involuntary proceeding has been instituted, under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit or creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the Account Debtor, (vii) an account of which the goods giving rise to such Accounts Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Accounts Receivable have not been performed by TOC and accepted by the Account Debtor or the Accounts Receivable otherwise does not represent a final sale, (viii) is evidenced by an instrument or chattel paper unless such instrument or chattel paper is delivered to Company with all appropriate endorsements in favor of Company, or (ix) other than a complete bona fide transaction which requires no further act under any circumstances on the part of TOC to make the Accounts Receivable payable by the Account Debtor.

      13.10.5. TOC does not have any guaranty of, letter of credit providing credit support for, or collateral security for, the Purchased A/R, other than any such guaranty, letter of credit or collateral security as has been assigned to Company, and any such guaranty, letter of credit or collateral security is not subject to any lien in favor of any other person.

      13.10.6. The goods or services provided and reflected by the Purchased A/R were medically necessary for the patient in the opinion of TOC and the patient received such goods or services.

      13.10.7. The face amount of the Accounts Receivable for the services constituting the basis for the Purchased A/R are consistent with the usual, customary and reasonable fees charged by other similar medical service providers in TOC's community for the same or similar service.

      13.10.8. Each Account Debtor with respect to the Purchased A/R (i) is not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it generally unable to make payments on its obligations when due, (ii) is located in the United States, and (iii) is one of the following: (x) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, Medicare, Medicaid, governmental bodies, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield entities) issuing health, personal injury, workers compensation or other types of insurance; (y) employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations or any other similar person, or
(z) a Third-Party Payor of the type described in the definition of Governmental Receivables.

      13.10.9. The proceeds of the sale of the Purchased A/R will be used for the business and commercial purposes of TOC. The sale of the Purchased A/R hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of TOC.

      13.10.10. Except with respect to Governmental Receivables, the insurance policy, contract or other instrument obligating an Account Debtor to make payment with respect to the Purchased A/R (i) does not contain any provision prohibiting the transfer of such payment obligation from the patient to TOC, or from TOC to Company, (ii) has been duly authorized by TOC and to the knowledge of TOC has been duly authorized by the Account Debtor and, together, with the Purchased A/R, constitutes the legal, valid and binding obligation of the Account Debtor in accordance with its terms, (iii) together with the applicable Purchased A/R, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the patient at the time the services constituting the basis for the Purchased A/R were performed.

      The Purchased A/R are purchased without recourse, except for the representations, warranties and covenants made by TOC and the Physician Owners with respect thereto. None of the foregoing representations and warranties with respect to the Purchased A/R shall be deemed to constitute a guaranty by TOC that the Purchased A/R will be collected by Company. TOC shall not be responsible for any damages for any breach of a representation or warranty under this Section 13.10 until Company has suffered a loss on the purchase of TOC's Accounts Receivable. Damages for such breach shall be limited to the amount of Company's loss on the purchase of such Accounts Receivable.

      13.11. Full Disclosure. When considered in the context of all information contained herein, to the knowledge of TOC no representation or warranty made by TOC in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      13.12. Exhibits. All the facts recited in Exhibits annexed hereto shall be deemed to be representations of fact by TOC as though recited in this Article XIII.

                                  ARTICLE XIV.

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company represents, warrants, covenants and agrees with TOC as follows:

      14.1. Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has the full power to own its property, to carry on its business as presently conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

      14.2. Authority. Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or the bylaws of Company or any indenture, mortgage, deed of trust, lien, lease, agreement, arrangement, contract, instrument, license, order, judgment or decree or result in the acceleration of any obligation thereunder to which Company is a party or by which it is bound.

      14.3. Absence of Litigation. No action or proceeding by or before any court or other Governmental Authority has been instituted or is, to the best of Company's knowledge, threatened with respect to the transactions contemplated by this Agreement.

      14.4. Transactions with Affiliates. Company shall not enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of TOC or Company, other than on terms and conditions substantially as favorable to Company as would be obtainable by Company at the time in a comparable arm's-length transaction with a person not an Affiliate.

                                   ARTICLE XV.

                      COVENANTS OF TOC AND PHYSICIAN OWNERS

      15.1. Merger, Consolidation and Other Arrangements. TOC shall not incorporate, merge or consolidate with any other entity or individual or liquidate or dissolve or wind-up TOC's affairs or enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any other person or entity.

      15.2. Necessary Authorizations/Assignment of Licenses and Permits. TOC and each Physician Owner shall maintain all licenses, permits, certifications, or other Necessary Authorizations and shall not assign or transfer any interest in any license, permit, certificate or other Necessary Authorization granted to it by any Governmental Authority, nor shall TOC or any Physician Owner assign, transfer, or remove or permit any other individual or entity to assign, transfer or remove any records of TOC or any Physician Owner, including without limitation, patient records, medical and clinical records (except for removal of such patient records as required under any Applicable Law).

      15.3. Transaction with Affiliates. Neither TOC nor any Physician Owner shall enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of TOC or Company, other than on terms and conditions substantially as favorable to TOC or the Physician Owner, as would be obtainable by TOC or the Physician Owner at the time in a comparable arms-length transaction with a person not an Affiliate.

      15.4. Compliance with All Laws. TOC and each Physician Owner shall use their best efforts to comply with all laws and regulations relating to TOC's practice and the operation of any facility, including, but not limited to, all state, federal and local laws relating to the acquisition or operation of a health care practice. Furthermore, neither TOC nor any Physician Owner shall intentionally violate any Governmental Rules and Regulations.

      15.5. Third-Party Payor Programs. TOC shall maintain TOC's compliance with the requirements of all Third-Party Payor Programs in which TOC is currently participating or authorized to participate.

      15.6. Change in Business or Credit and Collection Policy. TOC shall not make any change in the character of TOC's business or in the credit and collection policy, which change would, in either case, impair the collectibility of any Purchased A/R or any Merger A/R or otherwise modify, amend or extend the terms of any such account other than in the ordinary course of business.

      15.7. Treatment of Accounts Receivable. TOC will (i) treat transfers to Company of Accounts Receivable hereunder as a sale for all purposes, including tax and accounting (and shall accurately reflect such sale in its financial statements), and will advise all persons who inquire about the ownership of such Accounts Receivable that they have been sold to Company; (ii) not treat any such Accounts Receivable as an asset on TOC's books and records; (iii) record in TOC's books, records and computer files pertaining thereto that such Accounts Receivable have been sold to Company; (iv) pay all taxes, if any, relating to the transfer of such Accounts Receivable after the same have been purchased by Company; (v) not impede or interfere with Company's collection of such Accounts Receivable; (vii) not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of such purchased Accounts Receivable; (viii) use all reasonable efforts to obtain all consents from patients which are required by law in order for Company, or any servicing entity retained by Company, to secure information needed to obtain or to expedite payment from the respective Account Debtors; and (ix) have billed such Accounts Receivable on the same bases and using the same policies and practices that it has used in the past unless Company has been advised in writing of a change prior to the purchase of such Accounts Receivable. Company or its designated representatives from time to time may verify the Accounts Receivable, inspect, check, take copies or extracts from TOC's books, records and files, and TOC will make the same available to Company or such representatives at any reasonable time for such purposes.

      15.8. Security Interest. If, contrary to the mutual intent of TOC and Company, any purchase of Purchased A/R is characterized as a loan and not as a sale, TOC shall, effective as of the date hereof, be deemed to have granted (and TOC does hereby grant) to Company a first priority security interest in and to any and all of the Purchased A/R and the proceeds thereof to secure the repayment of all amounts advanced to TOC hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, Company may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. TOC agrees that five (5) days shall be reasonable prior notice of the date of any public or private sale or other disposition of all or part of the Purchased A/R. TOC represents and warrants that the location of TOC's principal place of business, and all locations where TOC maintains records with respect to its accounts are set forth under its name in Section 16.3 hereof. TOC agrees to notify Company in writing thirty (30) days prior to any change in any such location. The exact name of TOC is as set forth at the beginning of this Agreement, and except as set forth on the signature page hereof, TOC has not changed its name in the last five (5) years, and during such period TOC did not use, nor does TOC now use, any fictitious or trade name other than the former name of Company. TOC shall notify Company in writing thirty (30) days prior to any change in any such name.

                                  ARTICLE XVI.

                               GENERAL PROVISIONS

      16.1. Assignment. Company shall have the right to assign its rights hereunder to Specialty Care Network, Inc. and to any person, firm or corporation under common control with Company and to any lending institution from which Company obtains financing, including but not limiting the restrictive covenants included in Article VII (covenant not to compete), for security purposes or as collateral. TOC agrees to, and acknowledges, Company's right to assign Company's rights under this Agreement to any Lender and further agrees that upon receipt of written notice from such Lender, TOC shall pay to Lender or cause to be paid to Lender all amounts which are otherwise payable to Company pursuant to the terms of this Agreement, including, without limitation, all service fees, and other Clinic Expenses and, until such amounts are delivered to Lender, hold payments in trust for Lender. Except as set forth above, neither Company nor TOC shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. Without limiting the foregoing,


TOC acknowledges that, as collateral for certain obligations, Company has assigned all of its rights hereunder to NationsBank of Tennessee, N.A. as Agent (the "Agent") for itself and other banks and institutional lenders from time to time (collectively the "Banks") and has granted the Agent for the benefit of the Banks a lien and security interest upon all real and personal property used in the operation of the Office Locations (the "Pledged Assets"). As an inducement for the Banks to extend or continue the extension of credit to Company, TOC (i) acknowledges that the collateral assignment to the Agent covers all rights of Company hereunder, including, but not limited to, rights arising from warranties and representations made by TOC, rights to enforce covenants made by TOC, and rights to receive all payments due Company; (ii) agrees to regard the Agent as the owner of any or all of the assigned rights upon written notice to TOC of this election from the Agent; (iii) agrees that neither the Agent nor any of the Banks has obligation for the performance of the duties of Company hereunder, and shall not assume any such duty by the exercise of rights as a secured lender;
(iv) agrees to give the Agent written notice of any material default hereunder on

Company's part at the address of 1 NationsBank Plaza, Nashville, Tennessee 37239, Attn: David Dupuy, and to allow at least thirty (30) days thereafter for the cure of such default before TOC terminates this Agreement; (v) agrees that the rights of TOC under this Agreement, including, but not limited to, the right to the use of the Pledged Assets, are and shall be junior to any security interest that the Agent and the Banks, their successors or assigns may have in the Pledged Assets at any time; (vi) agrees that the benefits of the above undertakings in favor of the Agent and Banks shall further extend to all successors and assigns of the Agents and Banks, provided that any notices given by TOC under this Section shall be given to the Agent at the foregoing address unless TOC has received written notice of a change thereof; and (vii) agrees that this Section may not be modified, and no provision of this Section may be waived, absent the written approval of the Agent.

      16.2. Whole Agreement; Modification. This Agreement supersedes all prior agreements between the parties and there are no other agreements or understandings, written or oral, between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement.

      16.3. Notices. All notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when received if given in person, (ii) on the date of acknowledgment of receipt if sent by telex, facsimile or other wire transmission, (iii) one business day after being sent by overnight delivery service, or (iv) three days after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

            To Company:     TOC Services, Inc.
                            3334 Capital Medical Blvd., Suite 400
                            Tallahassee, Florida 32300



            To TOC:         TOC Specialists, L.C.
                            3334 Capital Medical Blvd., Suite 400
                            Tallahassee, Florida 32300

or to such other address as either party shall notify the other.

      16.4. Binding on Successors. Subject to Section 16.1, this Agreement shall be binding upon the parties hereto, and their successors, assigns, heirs and beneficiaries.

      16.5. Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

      16.6. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      16.7. No Practice of Medicine. The parties acknowledge that Company is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of Company in this Agreement should be construed or deemed by any Governmental Authority or court to constitute the practice of medicine, the performance of said act or service by Company shall be deemed waived and unenforceable to the minimum extent required to comply with Applicable Law.

      16.8. Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

      16.9. Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by any other party to implement or complete such party's obligations pursuant to this Agreement.

      16.10. Attorneys' Fees. If legal action is commenced by any party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

      16.11. Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

      16.12. Confidentiality. No party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiations of this Agreement or in the course of the performance of this Agreement, including, but not limited to, any information relating to the internal operations of TOC, TOC fees or the terms of any of the managed care contracts, without the other party's written approval; provided, however, the foregoing shall not apply to information which
(i) is generally available to the public other than as a result of a breach of confidentiality provisions; (ii) becomes available on a non-confidential basis from a source other than the other party or its affiliates or agents, which source was not itself bound by a confidentiality agreement; (iii) which is required to be disclosed by law or pursuant to court order; or (iv) except for disclosure to its banks, underwriters or lenders, or its advisors to the extent required by Section 9.4, or as required in connection with reports on filings with the SEC or State Departments of Securities. Company shall provide TOC with copies of any information regarding TOC provided by Company to any third party.

      16.13. Contract Modifications for Prospective Legal Events. If any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, TOC and Company shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between and among TOC and Company.

      16.14. Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

      16.15. Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to TOC's fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      16.16. No Obligation to Third Parties. Except as provided in Section 16.1, none of the obligations and duties of Company or TOC under this Agreement shall in any way or in any manner be deemed to create any obligation of Company or of TOC to, or any rights in, any person or entity not a party to this Agreement.

      16.17. Communications. TOC and Company agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of TOC's practice at the Practice Offices.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    TOC:

                                    TOC SPECIALISTS, P.L.
                                    (d/b/a Tallahassee Orthopedic Clinic)

                                    By:_________________________________________

                                    Title:______________________________________

                                    COMPANY:

                                    TOC SERVICES, INC.
                                    (f/k/a Tallahassee Orthopedic Clinic, P.A.)

                                    By:_________________________________________

                                    Title:______________________________________

                                    PHYSICIAN OWNERS:

                                    ________________________________________
                                    Greg A. Alexander, M.D.


                                    ________________________________________
                                    David C. Berg, M.D., M.D.


                                    ________________________________________
                                    Richard E. Blackburn, M.D.


                                    ________________________________________
                                    Donald Dewey, M.D.


                                    ________________________________________
                                    Mark E. Fahey, M.D.


                                    ________________________________________
                                    Tom C. Haney, M.D.




                                    ________________________________________
                                    William D. Henderson, Jr., M.D.


                                    ________________________________________
                                    Steve E. Jordan, M.D.


                                    ________________________________________
                                    J. Rick Lyon, M.D.


                                    ________________________________________
                                    Kris D. Stowers, M.D.


                                    ________________________________________
                                    Robert L. Thornberry, M.D.


                                    ________________________________________
                                    Billy C. Weinstein, M.D.


                                    ________________________________________
                                    Charles H. Wingo, M.D.